                                                                     EXHIBIT 2.1

================================================================================

                            STOCK PURCHASE AGREEMENT

                                     between

                             BRUCE J. GRINNELL, JR.

                                   as Seller,

                                       and

                             CPS DISTRIBUTORS, INC.,

                                    as Buyer,

                                       and

                                   HIA, INC.,

                                  as Guarantor,


                           Dated as of March 30, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
SECTION 1
         DEFINITIONS..............................................................................................1
         1.1.     Certain Defined Terms...........................................................................1
         1.2.     Other Defined Terms.............................................................................3

SECTION 2
         PURCHASE AND SALE OF STOCK...............................................................................4
         2.1.     Basic Agreement.................................................................................4
         2.2.     Purchase Price..................................................................................4
         2.3.     Assets to be Retained by Seller.................................................................4
         2.4.     Leases and Options..............................................................................4
         2.5.     Closing Date Liabilities........................................................................4
         2.6.     Closing.........................................................................................5

SECTION 3
         REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................5
         3.1.     The Company.....................................................................................5
         3.2.     The Transaction Agreements......................................................................6
         3.3.     The Business Assets.............................................................................6
         3.4.     Financial Matters...............................................................................7
         3.5.     Operational Matters............................................................................10
         3.6.     Employee Matters...............................................................................12
         3.7.     Environmental Matters..........................................................................13
         3.8.     Brokers, Finders, etc..........................................................................13

SECTION 4
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................13
         4.1.     Organization and Standing......................................................................13
         4.2.     Execution and Validity of Agreements...........................................................14
         4.3.     No Violation or Approval.......................................................................14
         4.4.     SEC Reports....................................................................................14
         4.5.     Brokers, Finders, etc..........................................................................14
         4.6.     Securities Law Matters.........................................................................14
         4.7.     Pending Litigation.............................................................................15
         4.8.     Security Interests.............................................................................15

SECTION 5
         PRE-CLOSING COVENANTS...................................................................................15
         5.1.     Operation in Ordinary Course...................................................................15


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
         5.2.     Access.........................................................................................15
         5.3.     Confidentiality................................................................................15
         5.4.     Audit..........................................................................................16
         5.5.     Fulfillment of Conditions......................................................................16
         5.6.     Exclusivity....................................................................................16
         5.7.     Non-Solicitation...............................................................................16
         5.8.     Environmental Reports..........................................................................16

SECTION 6
         CONDITIONS PRECEDENT; TERMINATION.......................................................................17
         6.1.     Conditions Precedent to Obligations of Seller..................................................17
         6.2.     Conditions Precedent to Obligations of Buyer...................................................17
         6.3.     Condition Precedent to the Obligations of Each Party...........................................19
         6.4.     Termination....................................................................................19

SECTION 7
         POST-CLOSING COVENANTS..................................................................................19
         7.1.     Confidential Information.......................................................................19
         7.2.     Assistance After Closing.......................................................................19
         7.3.     Further Assurances.............................................................................20
         7.4.     Termination of Obligations.....................................................................20
         7.5.     Letters to Suppliers and Customers.............................................................20

SECTION 8
         INDEMNIFICATION.........................................................................................20
         8.1.     By Seller......................................................................................20
         8.2.     By Buyer and HIA...............................................................................21
         8.3.     Defense of Claims..............................................................................22
         8.4.     Insurance......................................................................................23
         8.5.     Limitations....................................................................................23

SECTION 9
         MISCELLANEOUS...........................................................................................24
         9.1.     Arbitration....................................................................................24
         9.2.     Governing Law..................................................................................24
         9.3.     Notices........................................................................................24
         9.4.     Entire Agreement, Assignability, Etc...........................................................25
         9.5.     Counterparts...................................................................................25
         9.6.     Representations as to Knowledge................................................................25
         9.7.     Headings, Terms................................................................................26
         9.8.     Waivers........................................................................................26
         9.9.     Severability...................................................................................26
         9.10.    Remedies Cumulative............................................................................26


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
         9.11.    Expenses.......................................................................................26
         9.12.    Construction...................................................................................26
         9.13.    Survival.......................................................................................27
         9.14.    Incorporation of Exhibits......................................................................27

                                    EXHIBITS

Exhibit A         -        Leases and Options
Exhibit B         -        Noncompetition Agreement
Exhibit C         -        Note
Exhibit D         -        Guaranty
Exhibit E         -        Pledge Agreement
Exhibit F         -        Company Financial Statements


                                    SCHEDULES

Schedule 1.1.15            Premises
Schedule 2.3               Excluded Assets
Schedule 3.1.3             Capitalization
Schedule 3.2.2             Consents
Schedule 3.3.1             Business Assets
Schedule 3.3.2             Encumbrances
Schedule 3.3.3             Leased Personal Property
Schedule 3.3.7             Computer Software
Schedule 3.4.2             Undisclosed Liabilities
Schedule 3.4.3             Certain Changes
Schedule 3.4.4             Tax Returns
Schedule 3.5.1             Suppliers
Schedule 3.5.2             Customers
Schedule 3.5.4             Litigation
Schedule 3.5.5             Product and Service Liability Claims
Schedule 3.5.6             Licenses
Schedule 3.5.7             Contracts
Schedule 3.5.8             Transactions with Affiliates
Schedule 3.5.9             Insurance
Schedule 3.5.11            Bank Accounts; Powers of Attorney
Schedule 3.6.1             Medical, Dental and Short-Term Disability Insurance
Schedule 3.6.2             Employees
Schedule 3.7.1             Environmental Matters
Schedule 4.7               Buyer Pending Litigation
Schedule 4.8               Buyer Security Interests


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         THIS STOCK PURCHASE AGREEMENT is made on March 30, 1999, among Bruce J.
Grinnell, Jr. ("Seller"), CPS Distributors, Inc., a Colorado corporation ("Buyer"), and HIA, Inc., a New York corporation ("HIA").

                                    RECITALS

         Seller owns all of the stock of Western Pipe Supply Co., Inc., a Colorado corporation (the "Company"). Seller has agreed to sell all of the stock of the Company to Buyer on the terms and conditions set forth in this Agreement. HIA owns all of the issued and outstanding stock of Buyer.

                                    AGREEMENT

         Accordingly, Seller and Buyer agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the indicated meanings:

              1.1.1. "Adverse Consequences" means all actions, suits, proceedings, investigations, complaints, claims, demands, orders, decrees, rulings, injunctions, judgments, directives, notices of violation, Liabilities, liens, losses (including loss of value), damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts).

              1.1.2. "Affiliate" means, as to any Person, another Person that controls, is controlled by or is under common control with such Person and, as to any natural Person, any relative by blood, marriage or adoption. For that purpose, "control" means the power, directly or indirectly, by stock ownership, contract, family relationship, employment, position or otherwise, to significantly influence the business decisions of another Person.

              1.1.3. "Business Assets" means all assets, properties and rights owned by the Company or used by the Company in the conduct of its business, tangible or intangible, real or personal, including the Leased Personal Property, but excluding, in all cases, the Excluded Assets.

              1.1.4. "Closing Date Liabilities" means all Liabilities of the Company as of the Closing Date. For that purpose, any Liability of the Company shall be deemed to exist as of the Closing Date to the extent that it is based upon or arises out of facts, events or circumstances existing or occurring on or before the Closing Date, even though the Liability is not known on the Closing Date.

              1.1.5. "Code" means the United States Internal Revenue Code of 1986, as amended.

              1.1.6. "Encumbrance" means any interest in an asset securing performance of an obligation, any adverse claim of title to or the right to possession or use of an asset and any option or other right to acquire title to or the right to possession or use of an asset.

              1.1.7. "Environmental Law" means all present and future statutes, ordinances, codes, common law principles, rules, regulations, orders, decrees, standards, procedures, permit or license requirements or other requirements of any governmental authority relating to land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act, as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act, as amended.

              1.1.8. "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous material, substance, chemical, compound or mixture that is defined, listed, classified or regulated by any Environmental Law.

              1.1.9. "Leased Personal Property" means personal property leased by the Company from a Third Party under a lease that is not required to be capitalized for accounting purposes.

              1.1.10. "Leases and Options" means the real property leases and options to purchase in the form attached to this Agreement as EXHIBIT A to be entered into at the Closing among the Company, as lessee, the Buyer, as guarantor, and (i) 3-G Partnership, as lessor, with respect to the premises at 5700 Valmont, Boulder, Colorado, (ii) Egg Partnership, as lessor, with respect to the premises at 5690 Valmont, Boulder, Colorado, and (iii) D&D Associates, as lessor, with respect to the premises at 1841 Boston Avenue, Longmont, Colorado.

              1.1.11. "Liability" means any liability, debt or obligation, whether known or unknown, absolute or contingent, arising under contract, in tort, by statute or regulation or otherwise, accrued or unaccrued, liquidated or unliquidated and due or to become due, and whether for the payment of money, the provision of goods or services or the performance of any other obligation.

              1.1.12. "Noncompetition Agreement" means the Noncompetition Agreement between Buyer and Seller in the form annexed hereto as EXHIBIT B.

              1.1.13. "Person" means an individual and any corporation, partnership, trust, limited liability company, association, governmental authority or any other entity.

              1.1.14. "Premises" means the real property occupied by Company, as described in SCHEDULE 1.1.15.

              1.1.15. "Tax" means any federal, state or local tax or any foreign tax (including, without limitation, any net income, gross income, profits, premium, estimated, excise, sales, value added, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance,



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


capital levy, production, stamp, transfer, withholding, employment, unemployment, social security (including FICA), payroll or property tax, customs duty, or any other governmental charge or assessment), together with any interest, addition to tax or penalty.

              1.1.16. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              1.1.17. "Third Party" means a Person who is not Seller or an Affiliate of the Company or Seller.

              1.1.18. "Transaction Agreements" means this Agreement, the Noncompetition Agreement, the Leases and Options, the Note, the Guaranty, the Pledge Agreement, and all other instruments and agreements executed and delivered pursuant to this Agreement.

         1.2. OTHER DEFINED TERMS. In addition to the terms defined above, the following terms are defined in the Sections indicated below:

                  Term                                   Section
                  ----                                   --------
                  Adjustment Report                      Section 2.6.3
                  Audited Balance Sheet                  Section 2.6
                  Audited Financial Statements           Section 5.4
                  Audited Net Worth                      Section 2.6.1
                  Buyer                                  Preamble
                  Buyer's Accountants                    Section 5.4
                  Claim                                  Section 8.4
                  Closing                                Section 2.7
                  Closing Date                           Section 2.7
                  COBRA                                  Section 3.6.1
                  Company                                Recitals
                  Company Financial Statements           Section 3.4.1
                  Dispute Notice                         Section 2.6.2
                  Employee Pension Benefit Plan          Section 3.6.1
                  Employee Welfare Benefit Plan          Section 3.6.1
                  ERISA                                  Section 3.6.1
                  Excluded Assets                        Section 2.3
                  GAAP                                   Section 2.6.2
                  Guaranty                               Section 2.2
                  HIA                                    Section 4.4
                  Indemnitee                             Sections 8.1 and 8.2
                  Indemnitor                             Sections 8.1 and 8.2
                  Independent Accountants                Section 2.6.3



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
                  Note                                   Section 2.2
                  Pledge Agreement                       Section 2.2
                  Purchase Price                         Section 2.2
                  Review Period                          Section 2.6.2
                  SEC Reports                            Section 4.4
                  Seller                                 Preamble
                  Stock                                  Section 2.1


                                    SECTION 2
                           PURCHASE AND SALE OF STOCK

         2.1. BASIC AGREEMENT. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at the Closing, all of the issued and outstanding capital stock of the Company (the "Stock").

         2.2. PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Stock and the covenant not to compete set forth in the Noncompetition Agreement shall be $2,700,000. The Purchase Price will be paid (i) $1,500,000 by wire transfer to an account designated by Seller at least two business days prior to the Closing and (ii) $1,200,000 by Buyer's Subordinated Promissory Note in the form attached to this Agreement as EXHIBIT C (the "Note"). The Note will be guaranteed by HIA pursuant to the guaranty agreement attached to this Agreement as EXHIBIT D (the "Guaranty"). The Note and the obligations of HIA under the Guaranty shall be secured by a security interest in a portion of the Stock pursuant to the security agreement attached to this Agreement as EXHIBIT E (the "Pledge Agreement").

         2.3. ASSETS TO BE RETAINED BY SELLER. On or before the Closing Date, Seller will cause the Company to distribute to Seller or to otherwise dispose of the assets described in SCHEDULE 2.3 (the "Excluded Assets"). Seller shall be responsible for, and shall reimburse the Company for, all Taxes payable by the Company as a result of such distribution or other disposition.

         2.4. LEASES AND OPTIONS. At the Closing, the Company and the respective lessors shall enter into the Leases and Options.

         2.5. CLOSING DATE LIABILITIES. At the Closing, the Company shall not owe or be obligated to perform any Liability other than (i) the obligations of the Company under the Leases and Options, (ii) the obligations of the Company under the leases of the Leased Personal Property, insofar as they arise from the possession or use of the Leased Personal Property after the Closing, (iii) the obligations of the Company reflected on the Audited Balance Sheet, (iv) contractual Liabilities incurred in the ordinary course of business since December 31, 1998 that do not constitute a breach of the Seller's representations and warranties in this Agreement and that do not arise from any breach of contract or warranty, and (v) the obligations of the Company under the contracts described in SCHEDULE 3.5.7 and other contracts that do not constitute a breach of Seller's representations and warranties in Section 3.5.7 insofar as they relate to the operations of the Company after the Closing.

         2.6. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado 80202 at 9:00 a.m. on the fifth business day following the later of (a) the delivery of the Audited Financial Statements to Seller and Buyer and (b) the completion of the processes contemplated by Section 5.8, or at such other time or place as the parties may mutually agree (the "Closing Date").


                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

         3.1. THE COMPANY.

              3.1.1. ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company is not required to be qualified to do business as a foreign corporation in any jurisdiction. The Company has the requisite corporate power and authority to own its assets and carry on its business as presently being conducted. Complete and correct copies of the charter, bylaws, minute books and stock records of the Company current as of the date of this Agreement have been delivered to Buyer.

              3.1.2. SUBSIDIARIES. The Company does not own, directly or indirectly, any capital stock of, any partnership, equity or other ownership interest in, or any other security issued by, any other corporation, organization, association, entity, business enterprise or other Person.

              3.1.3. CAPITALIZATION. The authorized capital stock of the Company consists of 50,000 shares of Class A Common Stock, no par value, of which 22,500 shares are issued and outstanding, and 100 shares of Class B Common Stock, no par value, of which no shares are issued and outstanding. All of the Stock is duly authorized, validly issued, fully paid and nonassessable and is owned of record and beneficially by Seller, free and clear of Encumbrances, except as reflected in SCHEDULE 3.1.3. When transferred to Buyer at the Closing, the Stock will be owned by Buyer free and clear of Encumbrances, except such as may be created by Buyer. There are no outstanding options, warrants, convertible securities or other rights to acquire any of the Stock from any Seller or any other capital stock or security from the Company. The Stock was not issued in violation of any preemptive or similar right of any Person and has not been transferred in violation of, and is not currently subject to, any right of first refusal or similar right of any Person. The Stock is not subject to any voting trust or other voting agreement.



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


         3.2. THE TRANSACTION AGREEMENTS.

              3.2.1. EXECUTION AND VALIDITY. This Agreement has been duly executed and delivered by Seller and constitutes, and each of the other Transaction Agreements to which Seller is a party will be duly executed and delivered by Seller at Closing and will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

              3.2.2. NO VIOLATION OR APPROVAL. The execution, delivery and performance by Seller of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements does not and will not constitute or result in (i) a violation of any order, judgment or decree of any court or governmental agency or body having jurisdiction over Seller, the Company or any of the Business Assets, or (ii) a breach of or default under, or the acceleration of any obligation or creation of any Encumbrance under (whether immediately, upon the passage of time or after the giving of notice), or otherwise require a consent or waiver under, any material agreement, instrument, lease, contract, mortgage, deed or license to which Seller or the Company is a party or by which Seller or the Company or any of their assets are bound or affected or (iii) a violation of or a conflict with the Articles of Incorporation or bylaws of the Company. Except as set forth on SCHEDULE 3.2.2, no notice to, or consent, approval, order or authorization of, or declaration or filing with, any governmental authority or entity or other Person is required to be obtained or made by Seller or the Company in connection with the execution, delivery and performance of or the consummation of the transactions contemplated by any of the Transaction Agreements.

         3.3. THE BUSINESS ASSETS.

              3.3.1. DESCRIPTION. The Business Assets and the Premises constitute all of the assets, properties and rights used by the Company to conduct the Business and necessary to conduct the Business as currently conducted. The Company does not use any assets in its business that are owned or leased by Seller or any Affiliate of Seller, other than certain of the Premises.
SCHEDULE 3.3.1 is a true and complete description of the Business Assets, other than the Leased Personal Property, including a list of all tangible Business Assets, other than the Leased Personal Property.

              3.3.2. TITLE. The Company has good and marketable title to all of the Business Assets, except the Leased Personal Property, free and clear of Encumbrances except (a) Encumbrances securing current Taxes not yet due and payable and (b) Encumbrances set forth in SCHEDULE 3.3.2.

              3.3.3. LEASED PERSONAL PROPERTY. SCHEDULE 3.3.3 is a true and complete list of the Leased Personal Property, including a description of all applicable leases and related agreements. All of those leases and agreements are in full force and effect and neither the Company nor, to the Sellers' knowledge, any other Person is in default under any such lease or agreement. The Company enjoys peaceful and undisturbed possession of all Leased Personal Property.

              3.3.4. CONDITION. The tangible Business Assets, taken as a whole, are in good operating condition and repair, subject to ordinary wear and tear reasonably to be expected in a business of the type operated by the Company, and are suitable for the purposes for which they are currently used. The Company's inventory of merchandise held for sale is current and suitable for sale in the ordinary course of the Company's business.

              3.3.5. ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company (whether reflected in the Company Financial Statements or arising after the date thereof and prior to the Closing Date) arose or will arise from bona fide transactions in the ordinary course of business, are subject to no setoffs or counterclaims and are current and collectable in the ordinary course of business; provided, however, that Seller shall not be deemed to be in breach of this representations as to the collectability of accounts receivable unless and except to the extent that the amount of uncollectable accounts exceeds an amount equal to the allowance for bad debt used in the preparation of the Audited Financial Statements.

              3.3.6. TRADE NAMES. The Company does not use or do business under any name other than its proper corporate name.

              3.3.7. SOFTWARE. SCHEDULE 3.3.7 lists the computer software used by the Company in the conduct of its business and the agreements pursuant to which the software is used. The Company is not in default under any of those agreements. Except as set forth in those agreements, the Company is not required to make any payments in order to continue to use such software.

         3.4. FINANCIAL MATTERS.

              3.4.1. COMPANY FINANCIAL STATEMENTS. Attached to this Agreement as EXHIBIT F are the unaudited balance sheets of the Company as of December 31, 1997 and 1998 and the related unaudited statements of income and cash flows for the fiscal years then ended (collectively, the "Company Financial Statements"). The Company Financial Statements were prepared from the books and records of the Company, which books and records are correct and complete. The Company Financial Statements present fairly and accurately the financial position of the Company and the results of its operations as of the respective dates and for the periods presented therein.

              3.4.2. NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements, the Company has no Liabilities except (i) Liabilities set forth on SCHEDULE 3.4.2, and (ii) Liabilities which have arisen after December 31, 1998 in the ordinary course of business, consistent with historical practice. The Company is not a guarantor or otherwise liable for any liability or obligation of any other Person.

              3.4.3. ABSENCE OF CHANGES. Since December 31, 1998 the Company has not undergone any adverse change in its business, condition (financial or otherwise) or prospects, or suffered any damage, destruction or loss (whether or not covered by insurance). Since December 31, 1998, the Company has operated only in the ordinary course of business, consistent in all respects with historical practice, and, except for the distribution of the Excluded Assets to Sellers, no change has been made or transaction entered into in anticipation of the transactions contemplated hereby. Without limiting the generality of the foregoing, since December 31, 1998, except as set forth on SCHEDULE 3.4.3, the Company has not:

              (a) made any loan, advance or other extension of credit to Seller or any officer, director or employee of the Company or any Affiliate of any thereof;

              (b) increased or experienced any adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Company Financial Statements;

              (c) cancelled, compromised, written down, written off or waived any claim or right of $500 or more;

              (d) sold, transferred, distributed or otherwise disposed of any of its assets except for (i) sales of merchandise in the ordinary course of business, (ii) sales or other dispositions of used equipment in arm's-length transactions in the ordinary course of business and (iii) sales or distributions of Excluded Assets;

              (e) made any capital expenditure or commitment for additions to property, plant or equipment except such as have been fully paid as of the date of this Agreement;

              (f) increased the compensation payable or benefits provided to any officer, director or employee of the Company or paid any bonus to any officer, director or employee of the Company;

              (g) lost any key employee or key sales representative or consultant of the Company;

              (h) paid any severance or termination pay to any officer, director or employee of the Company;

              (i) entered into, added to or modified any plan or any other arrangement or practice relating to employees, other than the extension of coverage to other employees who became eligible after December 31, 1998;

              (j) changed the methods of accounting or accounting principles or practices of the Company set forth in or reflected by the Company Financial Statements;

              (k) entered into any contract or received any payment as a result of which the Company would be required to provide goods or services to any Person after the Closing without receiving full payment for those goods or services at or after the time they are provided, except for prepayments on special order items;

              (l) entered into any transaction or contract, or amended or terminated any transaction or contract, with respect to the business of the Company, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arm's-length transactions, none of which transactions or contracts, or amendments or terminations thereof, could reasonably be expected to have a material adverse effect upon the business of the Company or the financial condition or prospects thereof;

              (m) paid or declared any dividend or other distribution to, purchased or otherwise acquired any asset from or sold or otherwise transferred any asset to, any shareholder of the Company or any Affiliate of a shareholder;

              (n) changed in any material respect the business policies or practices of the Company or failed to operate the business of the Company in good faith and in the ordinary course; or

              (o) agreed, whether in writing or not, to do any of the foregoing.

              3.4.4. TAXES. The Company has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. The Company has not received notice from an authority in a jurisdiction where it does not file Tax Returns that it may be subject to taxation by that jurisdiction. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. SCHEDULE 3.4.4 lists all Tax Returns filed by the Company since January 1, 1989 (complete copies of which have been delivered to Buyer) and indicates those Tax Returns that have been audited or are currently being audited. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return (or any other consolidated, combined or unitary income Tax Return). The Company has not filed a consent under Code section 341(f) concerning collapsible corporations. The Company has not filed or been required to file any Tax Return in any state other than Colorado.

         3.5. OPERATIONAL MATTERS.

              3.5.1. SUPPLIERS. SCHEDULE 3.5.1 is a list of the suppliers or subcontractors from which the Company purchased goods or services in excess of $600 during the year ended December 31, 1998. Seller does not believe and has not received any threat or notice that any such supplier or subcontractor intends to discontinue or to reduce delivery of any goods or services or default under or terminate any agreement with the Company, whether as a result of the transactions contemplated by this Agreement or otherwise; provided, however, that this representation shall not be deemed to constitute a guaranty by Seller that any of the Company's suppliers will continue to do business with the Company after the Closing on the same terms or to the same extent as before the Closing, or at all.

              3.5.2. CUSTOMERS. SCHEDULE 3.5.2 is a list of the customers (without naming them) to which the Company sold goods or services in excess of $25,000 during the year ended December 31, 1998. Except as set forth on SCHEDULE 3.5.2, Seller does not believe and has not received any threat or notice that any such customer intends to discontinue or to reduce significantly purchases of such goods or services or default under or terminate any agreement with the Company, whether as a result of the transactions contemplated by this Agreement or otherwise; provided, however, that this representation shall not be deemed to constitute a guaranty by Seller that any of the Company's customers will continue to do business with the Company after the Closing on the same terms or to the same extent as before the Closing, or at all. At the Closing, Seller shall deliver to Buyer a new version of SCHEDULE 3.5.2 that names the customers listed thereon and that new version shall become part of this Agreement.

              3.5.3. COMPLIANCE WITH LAW. The Company has conducted its operations in compliance with applicable law. The Seller does not know of and the Company has not received notice of any violations of law relating to the Company, the Premises, the Company's operations or the Business Assets. Neither Seller, the Company nor any officer, employee or agent of the Company has directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company, other than promotional items of nominal value bearing the Company's name or the name of a product sold by it, or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for United States federal, state, local, or foreign public office, which would subject the Company to any Liability or the failure to make which in the future could adversely affect the business or prospects of the Company.

              3.5.4. LITIGATION. Except as disclosed in SCHEDULE 3.5.4, there are no actions, claims, suits, audits, examinations, investigations or proceedings pending or to the Sellers' knowledge threatened against the Company, whether by a private Person or a governmental agency or body, nor, to the Sellers' knowledge, is there any reasonable basis for any such action, claim, suit, audit, examination, proceeding or investigation. Except as disclosed in
SCHEDULE 3.5.4, no
judgments, orders, decrees, citations, fines or penalties have been entered or assessed against the Company.

              3.5.5. PRODUCT QUALITY, WARRANTY AND LIABILITY. No product or service sold, rented, leased, provided or delivered by the Company to customers on or prior to the Closing is subject to any guaranty, warranty or other indemnity beyond the manufacturer's warranties and the standard terms and conditions of sale, rental or lease. All material product or service liability claims that have been asserted against the Company since December 31, 1995, whether covered by insurance or not and whether litigation has resulted or not, except claims fully covered by a manufacturer's warranty, are listed and summarized on SCHEDULE 3.5.5.

              3.5.6. LICENSES, ETC. To the best of Seller's knowledge, the Company has all governmental and regulatory licenses and permits necessary for the conduct of its business as presently conducted and the ownership or use of the Business Assets. The licenses and permits are set forth on SCHEDULE 3.5.6 and are in full force and effect. No written notice of any violation has been received by the Company relating to any license or permit.

              3.5.7. CONTRACTS. SCHEDULE 3.5.7 lists the Company's contracts with Rain Bird and Hunter. Except for those contracts, the Company is not a party to any contract other than contracts that were entered into in the ordinary course of business and are terminable by the Company on not more than 30 days notice without payment of any termination fee, severance or similar payment. The Company is not in breach or violation of or default under any material contract.

              3.5.8. TRANSACTIONS WITH AFFILIATES. Except as described in
SCHEDULE 3.5.8, neither Seller nor any director, officer, stockholder or employee of the Company, and no Affiliate of any thereof, is currently a party to any contract for the purchase or sale of goods or services or has been a party to any material transaction with the Company since January 1, 1995.

              3.5.9. INSURANCE. SCHEDULE 3.5.9 is a list of all insurance policies (including self-insurance arrangements) maintained by the Company (including coverage limits, deductibles, named insureds and policy periods), all of which policies are in full force and effect. True and complete copies of all such insurance policies have been provided to Buyer.

              3.5.10. BOOKS AND RECORDS. The books and records made available to Buyer prior to the date of this Agreement and to be made available to Buyer pursuant to Section 5.2 are and shall be true and correct copies thereof, subject to the limitations contemplated by Section 5.2.

              3.5.11. BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.5.11 sets forth a list of all bank and brokerage accounts maintained by the Company, together with a list of all authorized signatories for such accounts, and all safe deposit boxes maintained by the Company and all Persons authorized to gain access thereto. SCHEDULE 3.5.11 also sets forth a list of all powers of attorney granted by the Company.

              3.5.12. PREMISES. The Premises constitute all of the real property, buildings and improvements used by the Company in its business. The Premises are supplied with utilities and other services necessary for the current operation thereof. The Premises have been maintained in accordance with normal industry practice, are in good operating condition and repair and are suitable for the purposes for which they presently are used.

         3.6. EMPLOYEE MATTERS.

              3.6.1. BENEFIT PLANS. SCHEDULE 3.6.1 lists the policies comprising the Company's medical, dental and short-term disability insurance plans for its employees. Except for those plans (and other medical and dental insurance plans maintained in prior periods), the Company does not have and has not had (i) any nonqualified deferred compensation or retirement plan or arrangement which is an "Employee Pension Benefit Plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (including the regulations and orders promulgated thereunder, "ERISA"); (ii) any qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (iii) any qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in Section 3(37) of ERISA); (iv) any "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA or (v) any bonus or other incentive compensation plans, other than discretionary bonuses. Sellers have provided Buyer complete and accurate copies of the policies described in SCHEDULE 3.6.1. The Company has operated its medical and dental insurance plans in accordance with applicable law and the terms of the plans. The Company has no existing obligation to provide medical or dental insurance to any employee whose employment has terminated or may terminate in the future, except as required by law.

              3.6.2. EMPLOYEES. SCHEDULE 3.6.2 lists all employees of the Company and shows for each such employee: (i) his or her position and title;
(ii) his or her date of hire; (iii) his or her salary; (iv) his or her unpaid wages, accrued vacation time and accrued personal time as of January 1, 1999; and (v) any bonuses paid to him or her with respect to the fiscal year ended December 31, 1998 or earned by or promised to him or her with respect to the current fiscal year. The Company has paid its employees for all accrued vacation through December 31, 1998. The Company has no employment contracts with its employees, other than oral agreements that are terminable at will.

              3.6.3. LABOR RELATIONS. To Seller's knowledge, there is no existing dispute between the Company and any current or former employee. The Company is not a party to or bound by any collective bargaining agreement. To Seller's knowledge, there is no labor union organizing activity by or among its employees.

              3.6.4. CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, parachute payment, bonus or otherwise) becoming due to any employee or any other Person from the Company under any plan, agreement or otherwise, (ii) increase any benefits otherwise payable to any employee under any plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. None of the Company's employees is subject to any covenant against competition or similar agreement that would limit his or her ability to participate in all aspects of the Company's business at any present or future location.

         3.7. ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 3.7.1, to the best of Seller's knowledge: (a) the Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated all real property and facilities presently or previously owned, occupied, used or operated by the Company, in compliance with all Environmental Laws and so as not to give rise to Liability under any Environmental Laws or to any adverse impact on the Company's business or activities; (b) there is no substance or condition on the premises that is legally required to be reported, removed or remediated under applicable Environmental Law or that could give rise to liability on the part of the Company under applicable Environmental Law; (c) the Company has not generated, handled, used, transported or disposed of Hazardous Substances; (d) there are no underground or above ground storage tanks on the Premises; (e) all underground storage tanks previously located on the Premises have been removed in accordance with applicable Environmental Law and no further monitoring of or other action with respect to the tank sites is required; and
(f) no structure on the Premises contains asbestos or asbestos-containing materials.

         3.8. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of Seller or the Company in such manner as to give rise to any valid claim against Seller, the Company or Buyer for any brokerage or finder's commission, fee or similar compensation.


                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         4.1. ORGANIZATION AND STANDING. Each of Buyer and HIA is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Buyer and HIA are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction where such qualification is required. Buyer and HIA have the requisite corporate power and authority to execute and deliver each of the Transaction Agreements to which they are parties and to perform their obligations thereunder. The execution, delivery and performance by Buyer and HIA of this Agreement and the other Transaction Agreements to which they are parties, and the consummation by Buyer and HIA of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer and HIA.

         4.2. EXECUTION AND VALIDITY OF AGREEMENTS. This Agreement has been duly executed and delivered by Buyer and HIA and constitutes, and each of the other Transaction Agreements to which Buyer and HIA are parties will be duly executed and delivered at Closing and will constitute, the legal, valid and binding obligation of Buyer and HIA, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

         4.3. NO VIOLATION OR APPROVAL. The execution, delivery and performance by Buyer and HIA of each of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby do not and will not result in (i) a violation of any law, rule or regulation, order, judgment or decree applicable to Buyer or HIA or any order, judgment or decree of any court or any governmental agency or body having jurisdiction over Buyer or HIA or their properties or assets, (ii) a breach or a default under (whether immediately, upon the passage of time or after giving notice), or the acceleration of any payment under any material agreement, instrument, lease, contract, mortgage, or license to which Buyer is a party or by which it or any of its properties or assets is bound, or (iii) a violation of or a conflict with their charter or bylaws. No consent, approval, order or authorization of, or declaration or filing with, any governmental authority or entity or other party is required to be, and has not been, obtained or made by Buyer or HIA in connection with the execution, delivery and performance of or the consummation of the transactions contemplated by any of the Transaction Agreements.

         4.4. SEC REPORTS. HIA has provided Seller with copies of its Annual Reports on Form 10-K for the years ended November 30, 1996, 1997 and 1998 and all reports filed by HIA with the Securities and Exchange Commission subsequent to its 1998 10-K (collectively, the "SEC Reports"). The financial statements contained in the SEC Reports present fairly and accurately the financial position and results of operations of HIA and its subsidiaries on a consolidated basis as of the dates and for the periods covered thereby and have been prepared in accordance with GAAP. Since the date of the most recent SEC Report, there has been no material adverse change in the business or financial condition of HIA.

         4.5. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of Buyer in such manner as to give rise to any valid claim against any Seller for any brokerage or finder's commission, fee or similar compensation.

         4.6. SECURITIES LAW MATTERS. Buyer is acquiring the Stock for its own account and with no view to the distribution thereof. Buyer acknowledges that the Stock has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and cannot be offered or sold by Buyer unless subsequently so registered or unless exemptions from the registration requirements of that Act and all applicable state securities laws are available for the transaction.

         4.7. PENDING LITIGATION. Except as disclosed on SCHEDULE 4.7, there is no litigation or other proceeding before any court or administrative agency pending or, to the knowledge of Buyer or HIA, threatened against Buyer or HIA, the outcome of which could materially impair the financial condition of Buyer or HIA or the ability of Buyer or HIA to carry on business.

         4.8. SECURITY INTERESTS. There are no security interests in or liens, mortgages, or other encumbrances on any of the assets of Buyer or HIA, except to Norwest Bank Colorado and except as disclosed in the SEC Reports or on SCHEDULE 4.8.


                                    SECTION 5

                              PRE-CLOSING COVENANTS

         5.1. OPERATION IN ORDINARY COURSE. From the date of this Agreement through the Closing Date, unless Buyer otherwise agrees in writing, Seller shall cause the Company to operate only in the ordinary course of business, consistent with past practice, and shall not cause or allow the Company to take any action described in Section 3.4.3 or that would otherwise cause any of the Seller's representations and warranties to be untrue as of the Closing Date, except as expressly contemplated by this Agreement with the understanding that news of the sale may affect operations somewhat.

         5.2. ACCESS. From the date of this Agreement to the Closing Date, Seller shall provide and shall cause the Company to provide Buyer and its accountants, attorneys and other consultants or representatives access to the books and records of the Company, the Business Assets, the Premises and the officers and employees of the Company, subject to the following limitations: (a) prior to the Closing, Seller shall not be required to disclose to anyone other than Buyer's auditors the identity of any customer or information concerning the Company's pricing structure; and (b) before disclosing information to Buyer's auditors relating to the Company's customers or pricing structure, Seller shall be entitled to require Buyer's auditors to sign a confidentiality agreement reasonably satisfactory to Seller prohibiting Buyer's auditors from disclosing such information to Buyer or any other Person unless and until the Closing shall have occurred. Buyer and its representatives shall exercise that right of access after reasonable notice to Buyer and in a manner that does not unreasonably interfere with the operations of the Company.

         5.3. CONFIDENTIALITY. Buyer and all of Buyer's representatives, employees, accountants, attorneys, directors, and officers shall hold in strict confidence all information provided by Seller or the Company to Buyer in connection with the transactions contemplated hereby and shall use such information solely for the purposes of such transactions. If this Agreement is terminated pursuant to Section 6.4, Buyer shall return all written information received from Seller or the Company. If the Closing occurs, this covenant shall terminate.

         5.4. AUDIT. Promptly following the execution of this Agreement, Buyer shall cause its accountants, BDO Seidman, LLP ("Buyer's Accountants"), to audit the financial statements of the Company for the years ended December 31, 1996 through 1998 (the resulting audited financial statements being referred to as the "Audited Financial Statements"). Subject to Section 5.2, Seller shall cooperate and shall cause the Company to cooperate with Buyer's Accountants in conducting that audit, including, without limitation, signing such management representation letters as Buyer's Accountants may reasonably request. Seller acknowledges that the Audited Financial Statements will be used to prepare reports filed with the Securities and Exchange Commission by HIA and will be prepared in accordance with applicable SEC accounting regulations. Buyer shall pay all fees and expenses of Buyer's Accountants.

         5.5. FULFILLMENT OF CONDITIONS. Buyer and Seller shall each use reasonable commercial efforts to cause the conditions to their obligations hereunder to be fulfilled at or prior to the Closing and to avoid any breach of their respective representations and warranties. Without limiting the generality of the foregoing, Buyer and Seller shall use reasonable commercial efforts to obtain all necessary consents and approvals for the consummation of the transactions contemplated hereby.

         5.6. EXCLUSIVITY. So long as this Agreement has not been terminated pursuant to Section 6.4, Seller shall not, and shall not allow the Company to, provide any information to or engage in any negotiations or discussions with any Person other than Buyer in connection with any proposed sale of the stock or assets of the Company or any merger, consolidation, share exchange or other transaction that would result in any change in the ownership of the Company. Seller shall promptly notify Buyer if he or the Company receives any inquiry or communication relating to such a transaction from any Person.

         5.7. NON-SOLICITATION. From the date of this Agreement until the Closing or the second anniversary of the termination of this Agreement, Buyer shall not solicit any current employee of the Company to leave the Company and become an employee of Buyer or any Affiliate of Buyer.

         5.8. ENVIRONMENTAL REPORTS. Promptly after the execution of this Agreement, Seller and Buyer shall obtain environmental assessments of all of the Premises. The environmental engineer retained to perform those assessments and the scope of the work to be performed shall be mutually agreed upon by Seller and Buyer. Seller and Buyer shall share the cost of those assessments equally. If the results of those assessments are not satisfactory to Buyer in its sole discretion, Seller and Buyer shall negotiate in good faith in an effort to agree upon a plan to address the relevant issues through further testing, remediation or otherwise. If such an agreement has not been reached within 15 days after the report is received, Buyer may terminate this Agreement by written notice to Seller. If such an agreement is reached prior to the termination of this Agreement, such agreement shall address the effects of the steps to be taken thereunder on the timing of the Closing and the termination rights of the parties and shall control in the event of any conflict with this Agreement.

                                    SECTION 6
                        CONDITIONS PRECEDENT; TERMINATION

         6.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or contemporaneously with the Closing, of the following conditions, which may be waived in whole or in part by Seller in writing:

              6.1.1. PURCHASE PRICE. Buyer shall have paid the Purchase Price as required by Section 2.

              6.1.2. BUYER'S TRANSACTION AGREEMENTS. Buyer shall have executed and delivered each of the Transaction Agreements to which it is a party and shall have delivered to Seller certificates representing the shares of Stock pledged under the Pledge Agreement.

              6.1.3. HIA'S TRANSACTION AGREEMENTS. HIA shall have executed and delivered each of Transaction Agreements to which it is a party.

              6.1.4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. The representations and warranties of Buyer and HIA shall be true and correct in all material respects as of the Closing Date and Buyer and HIA shall have performed all of the covenants to be performed by them at or before the Closing. Seller shall have received a certificate executed on behalf of Buyer and HIA by a duly authorized officer as to the fulfillment of the conditions set forth in this
Section 6.1.4. Buyer and HIA shall have furnished appropriate corporate resolutions authorizing the execution of all the Transaction Agreements.

         6.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, prior to or contemporaneously with the Closing, of the following conditions, which may be waived in whole or in part by Buyer in writing:

              6.2.1. STOCK CERTIFICATES. Seller shall have delivered to Buyer certificates representing the Stock, duly endorsed for transfer to Buyer, free and clear of any Encumbrance, and bearing no legend or restriction other than standard legends reflecting restrictions on transfer under applicable securities laws, none of which shall indicate that any consent or approval of or filing with any governmental agency is required in connection with the transfer of the Stock to Buyer except such as have been obtained on or before the Closing Date.

              6.2.2. RESIGNATION OF DIRECTORS AND OFFICERS OF THE COMPANY. Each director and officer of the Company shall have tendered his or her resignation effective as of the Closing Date.

              6.2.3. TRANSACTION AGREEMENTS. Seller shall have executed and delivered the Transaction Agreements to which Seller is a party.

              6.2.4. RELEASE OF ENCUMBRANCES. Buyer shall have received written assurances satisfactory to it that all Encumbrances on the Company's assets or the Stock have been or will be released.

              6.2.5. DELIVERY OF POSSESSION, ETC. Seller shall have delivered to Buyer possession and control of the Business Assets, the Premises and the Company, including, without limitation, all stock records, minute books, and all other corporate and financial records of the Company and keys or access codes to the Premises.

              6.2.6. RELEASE OF CLAIMS FOR INDEMNIFICATION. All directors and officers of the Company shall have delivered to Buyer executed releases releasing the Company from any claims for indemnification, whether known or unknown.

              6.2.7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. The representations and warranties of Seller shall be true and correct in all material respects as of the Closing Date and Seller shall have performed all of the covenants to be performed by him at or before the Closing. Buyer shall have received a certificate executed by Seller as to the fulfillment of the conditions set forth in this Section 6.2.7.

              6.2.8. SUBORDINATION AGREEMENT. Seller shall have executed a subordination agreement acceptable to Seller and Buyer's bank, Norwest Bank Colorado, subordinating the Note and the Pledge Agreement to the obligation of Buyer and HIA to that bank.

              6.2.9. NONDISTURBANCE AGREEMENT. Buyer shall have received from each person having an Encumbrance on the Premises a nondisturbance agreement reasonably satisfactory to Buyer.

              6.2.10. AUDIT. Buyer's Accountants shall have completed the Audited Financial Statements and shall have advised the Company that (i) they were able to conduct an audit in compliance with applicable auditing standards,
(ii) they were able to issue an unqualified opinion as to the Audited Financial Statements and (iii) the Audited Financial Statements comply with GAAP and applicable SEC regulations. The Audited Financial Statements shall show that the Company's net cash flow for the year ended December 31, 1998 was not less than $451,250 and that its net worth as of December 31, 1998 was not less than $913,000.

              6.2.11. DUE DILIGENCE. Buyer shall have completed its due diligence review of the Company and the results of that review shall be satisfactory to Buyer.

              6.2.12. CONSENTS. All consents and approvals required for the consummation of the transactions contemplated hereby shall have been obtained.

              6.2.13. ENVIRONMENTAL ASSESSMENTS. The processes contemplated by
Section 5.8 shall have been completed and the results of the environmental assessments obtained pursuant to that Section or of any further testing, remediation or other steps agreed upon by the parties pursuant to that Section shall be satisfactory to Buyer in its sole discretion as provided in that Section, subject to any agreement entered into by Seller and Buyer pursuant to that Section.

              6.2.14. NEW CUSTOMER SCHEDULE. Seller shall have delivered to Buyer the new version of SCHEDULE 3.5.2 contemplated by Section 3.5.2.

         6.3. CONDITION PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligations of each of the parties to consummate the transactions contemplated by this Agreement shall be subject to the additional condition that no temporary restraining order, preliminary or permanent injunction or other order by any federal or state court or governmental body prohibiting, preventing or materially restraining the consummation of the transactions contemplated by this Agreement shall have been issued and shall not have expired or been withdrawn or reversed and there shall be no pending or threatened litigation or other proceeding seeking to prohibit, prevent or materially restrict or impose any material limitations on the consummation of such transactions. The parties hereto shall use their commercially reasonable efforts to cause any such temporary restraining order, preliminary or permanent injunction or other order to be vacated or lifted as promptly as possible.

         6.4. TERMINATION. Either party may terminate this Agreement by written notice to the other party if (a) any condition to his or its obligations hereunder has not been fulfilled on or before the Closing Date, unless the nonfulfillment results from a breach of this Agreement by him or it or (b) the Closing has not occurred on or before May 30, 1999. Upon such termination, neither party shall have any further obligations hereunder, but each party shall remain liable for any breach occurring prior to the termination. The terminating party may, notwithstanding the termination, pursue all available remedies for any breach occurring prior to the termination.


                                    SECTION 7
                             POST-CLOSING COVENANTS

         7.1. CONFIDENTIAL INFORMATION. After the Closing, Seller will treat and hold as confidential, will not disclose to any Person other than an authorized representative of the Company or Buyer, and will not use for any purpose other than the performance of his responsibilities under Section 7.2 or 7.3 any information concerning the Company, the Business Assets or the operations or affairs of the Company, whether before or after the Closing. This covenant shall not apply to any information that becomes publicly available other than by or through Seller or to any information that Seller is required by law to disclose (but only to the extent necessary to comply with such requirement).

         7.2. ASSISTANCE AFTER CLOSING. For a period of three months following the Closing Date, Seller shall be available to Buyer to assist Buyer's personnel in becoming familiar with the business and operations of the Company, to introduce Buyer's personnel to customers, suppliers and others with whom the Company does business and generally to facilitate the transfer of the management and administration of the Company to Buyer. Seller shall be available for such time during that period as Buyer may reasonably request, but in no event shall Seller be obligated to devoted more than 40 hours per week to the performance of services for Buyer under this Section 7.2. Seller shall not be entitled to any separate compensation for such services, but shall be reimbursed for any authorized expenses incurred by him in performing such services.

         7.3. FURTHER ASSURANCES. From and after the Closing Date, Seller shall execute and deliver such documents and take such other action as Buyer may reasonably request to consummate the transactions contemplated hereby and to allow Buyer to effectively continue the operation of the business of the Company, including, but not limited to: (i) assisting in responding to any inquiry of any customer with respect to the sale of products or provision of services prior to the Closing; (ii) assisting in good faith in any litigation, threatened litigation or claim relating to periods prior to the Closing and cooperating therein with other parties and their advisors and representatives, including providing relevant documents and evidence and maintaining confidentiality in connection with such litigation or threatened litigation or claims; (iii) assisting in the preparation of audited financial statements for the Company, including signing any management representation letters reasonably required by the auditors relating to periods prior to the Closing; and (iv) cooperating with Buyer (at Buyer's expense except as provided in this Agreement) in exercising any right or pursuing any claim relating to periods prior to the Closing, whether by litigation or otherwise.

         7.4. TERMINATION OF OBLIGATIONS. Effective as of the Closing Date, neither the Company nor Buyer shall have any Liability to Seller or any Affiliate of Seller or of the Company, except for Liabilities under this Agreement and the other Transaction Agreements. Effective as of the Closing Date, Seller shall not have any Liability to the Company or Buyer, except for Liabilities under this Agreement and the other Transaction Agreements.

         7.5. LETTERS TO SUPPLIERS AND CUSTOMERS. After the Closing, Seller and Buyer shall jointly send a letter to a mutually agreed list of suppliers and customers of the Company advising them of the sale. The letters to suppliers will indicate that all personal guarantees of Seller for the obligations of the Company are terminated.


                                    SECTION 8
                                 INDEMNIFICATION

         8.1. BY SELLER. Seller (in such capacity, the "Indemnitor") shall indemnify and hold harmless, to the fullest extent permitted by law, Buyer, HIA, the Company, and each of their respective officers, directors, employees and Affiliates (each, in such capacity, an "Indemnitee") from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any of the following:

              8.1.1. Any breach of any representation or warranty made by Seller in this Agreement or any other Transaction Agreement.

              8.1.2. Any breach or default in performance by Seller of any covenant or other agreement in this Agreement or any other Transaction Agreement.

              8.1.3. All Closing Date Liabilities, other than those contemplated by Section 2.5, including any failure to fully pay or satisfy or cause to be paid or satisfied any such Liability when due and payable.

              8.1.4. Any other event, act, omission, condition, fact or circumstance occurring, existing or first arising prior to the Closing and relating to the Company or the Premises, whether or not such event, act, omission, condition, fact or circumstance is described in this Agreement or otherwise known to Buyer or was known to any Seller or the Company, except such as constitute or give rise to a breach of the representations, warranties or covenants of Buyer hereunder.

              8.1.5. Subject to any agreement entered into by the parties pursuant to Section 5.8, any Liability arising under any Environmental Law relating to any condition existing at the Closing Date not disclosed in the environmental assessments obtained pursuant to that Section.

         The parties intend that Seller's obligation to indemnify against Liabilities arising under Environmental Laws shall be limited to Sections 8.1.1 (as it relates to Seller's representations and warranties in Section 3.7) and
8.1.5. Seller shall have no obligation to indemnify against Liabilities arising under Environmental Laws under any other provision of this Section 8.1.

         8.2. BY BUYER AND HIA. Buyer and HIA (each, in such capacity, an "Indemnitor") shall jointly and severally indemnity and hold harmless, to the fullest extent permitted by law, Seller (in such capacity, the "Indemnitee") from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any of the following:

              8.2.1. Any breach of any representation or warranty made by Buyer or HIA in this Agreement or any other Transaction Agreement.

              8.2.2. Any breach or default in performance by Buyer or HIA of any covenant or other agreement in this Agreement or any other Transaction Agreement.

              8.2.3. The Closing Date Liabilities contemplated by Section 2.5 and all Liabilities of the Company based upon or arising out of facts, events or circumstances first existing or occurring after the Closing Date, including the failure to fully pay or satisfy or cause to be paid or satisfied any such Liability when due and payable.

         8.3. DEFENSE OF CLAIMS. The procedures to be followed with respect to the defense and settlement of any claim made by a third party which, if true, would give rise to a right on the part of an Indemnitee to be indemnified against resulting Adverse Consequences in whole or in part, under this Section 8 (a "Claim") shall be as follows:

              (a) Unless in the reasonable judgment of Indemnitee (i) there is a conflict between the positions of the Indemnitor and the Indemnitee in conducting the defense of such Claim or (ii) legitimate legal or business considerations would require the Indemnitee to defend or respond to such Claim in a manner different from that recommended by the Indemnitor, the Indemnitor shall, by giving notice thereof to the Indemnitee confirming the Indemnitor's obligation under this Section 8 to indemnify the Indemnitee in respect of such Claim, be entitled, at his or its expense, to assume and control such defense with counsel chosen by it or him. The Indemnitee shall be entitled to participate therein after such assumption, but the costs of such participation (other than the costs of providing witnesses or documents at the request of the Indemnitor or in response to legal process) following such assumption shall be at the expense of the Indemnitee. Upon assuming such defense, the Indemnitor shall have full right to enter into any compromise or settlement which is dispositive of the matter involved; provided that, except for the settlement of a Claim that involves no obligation of the Indemnitee other than the payment of money for which indemnification is provided hereunder, the Indemnitor shall not settle or compromise any Claim without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld; and provided, further, that the Indemnitor may not consent to entry of any judgment or enter into any settlement in respect of a Claim which does not include an unconditional release of the Indemnitee from all liability in respect of such Claim.

              (b) With respect to a Claim as to which the Indemnitor (i) does not have the right to assume the defense under Section 8.2(a) or (ii) shall not have exercised its right to assume the defense, the Indemnitee shall assume and control the defense of and contest such Claim with counsel chosen by it and the Indemnitor shall be obligated to pay all reasonable attorneys' fees and expenses of the Indemnitee incurred in connection with such defense, regardless of the outcome. The Indemnitor shall be entitled to participate in the defense of such Claim at its own expense. Notwithstanding the foregoing, the Indemnitee shall not be required to defend any Claim under this Section 8.2(b) unless (i) the Indemnitor confirms its obligation under this Section 8 to indemnify the Indemnitee in respect of such Claim by written notice to the Indemnitee and (ii) if requested by the Indemnitee, the Indemnitor provides reasonable assurance to the Indemnitee of the Indemnitor's financial ability to indemnify the Indemnitee against the costs of defense and any liability that may result from such Claim, including providing a bond or other security therefor if reasonably requested by the Indemnitee. If the Indemnitee is not required to defend any Claim under the immediately preceding sentence, it shall owe no duties to the Indemnitor with respect to such Claim, and may defend, fail to defend or settle such Claim without affecting its right to indemnity hereunder.

              (c) The Indemnitee may compromise or settle any Claim against it at any time; provided, however, that the Indemnitee shall not settle or compromise any Claim without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld; and provided, further, that if in the reasonable judgment of the Indemnitee it would be materially harmed or otherwise prejudiced by not entering into a proposed settlement or compromise and the Indemnitor withholds consent to such settlement or compromise, the Indemnitee may enter into such settlement or compromise, but such settlement or compromise shall not be conclusive as to the existence or amount of the liability of the Indemnitor to the Indemnitee or any third party.

              (d) Both the Indemnitor and the Indemnitee shall cooperate fully with one another in connection with the defense, compromise or settlement of any Claim, including without limitation making available to the other all pertinent information and witnesses within its control at reasonable intervals during normal business hours.

              (e) Each of the matters described in SCHEDULE 3.5.4 shall be treated for all purposes as a Claim for which notice has been given pursuant to
Section 8.2(a) to Buyer as Indemnitee that Seller as Indemnitor has assumed and shall control the defense of such Claims and the remaining subsections of this
Section 8.3 shall be applicable to such Claims.

         8.4. INSURANCE. Notwithstanding any other provision of this Agreement, the amount to which any Indemnitee is entitled under Section 8.1 or 8.2 shall be offset by the proceeds of any insurance policy that covers the Adverse Consequences in question to the extent that such proceeds are actually received by or available to such Indemnitee. If any Indemnitee receives insurance proceeds after a claim has been paid under Section 8.1 or 8.2, such proceeds shall be paid to the person who made such payment, up to the full amount of such payment. Each Indemnitee waives any right of subrogation its insurer may have as a result of any payment made in respect of a claim against which the Indemnitee has a claim for indemnification hereunder.

         8.5. LIMITATIONS. Notwithstanding any other provision of this Section 8, but subject to any agreement entered into by the parties under Section 5.8:

              (a) Seller shall not be obligated to indemnify any or all Indemnitees under Section 8.1 for an aggregate amount that exceeds the Purchase Price;

              (b) Seller shall not be obligated to indemnify any Indemnitee under Section 8.1 unless and until the aggregate amount of the Adverse Consequences suffered or incurred by all Indemnitees exceeds $7,500, and then only to the extent of such excess; and

              (c) Before seeking to collect any amount due under Section 8.2 from other assets of Seller, Buyer shall first exercise its rights of set off under the Note up to the full amount owing thereunder.

                                    SECTION 9
                                  MISCELLANEOUS

         9.1. ARBITRATION. Any dispute arising under this Agreement shall be submitted to binding arbitration in Denver, Colorado. The arbitration shall be conducted before the Judicial Arbiter Group, but under the rules of the American Arbitration Association. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body selected by the parties or, if they cannot agree on another arbitral body, the American Arbitration Association. The parties shall endeavor to agree upon a single arbitrator. If they are unable to do so, the arbitrator shall be selected from a list of five persons provided by the arbitral body conducting the arbitration. The parties shall alternately strike one name from the list, beginning with the party who commenced the arbitration, and the last person remaining on the list shall be the arbitrator. Judgment on an award of the arbitrator may be entered by any court of competent jurisdiction. The arbitrator shall have the authority to grant equitable relief. The prevailing party in any arbitration shall be entitled to recover, in addition to any other relief awarded by the arbitrator, its reasonable costs and expenses, including attorneys' fees, of preparing for and participating in the arbitration. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis he or she deems appropriate.

         9.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS RULE OR PROVISION THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

         9.3. NOTICES. All notices and other communications required or permitted hereunder shall be in writing (including any facsimile transmission or similar writing), and may be given by any means selected by the sender. Each such notice or other communication shall be effective (i) if sent by telecopy to the recipient's fax number given below, when such telecopy is transmitted and the sender's telecopier confirms transmission, (ii) if sent by recognized overnight courier to the recipient's address given below, one business day after being delivered to such courier or (iii) if sent by any other means, when actually received.

                  To Buyer:

                           CPS Distributors, Inc.
                           4275 Forest Street
                           Denver, Colorado 80216
                           Fax No.: (303) 394-2667

                  With a copy to:

                           Sherman & Howard L.L.C.
                           633 Seventeenth Street, Suite 3000
                           Denver, Colorado 80202
                           Attention: Andrew L. Blair, Jr.
                           Fax No.: (303) 298-0940

                  To any Seller:

                           Bruce J. Grinnell, Jr.
                           339 Pratt Street
                           Longmont, Colorado 80501

                  With a copy to:

                           John Gaddis, Esq.
                           Bernard, Lyons & Gaddis, P.C.
                           515 Kimbark Street
                           Longmont, Colorado 80501-0978
                           Fax No.: 303-413-1003

Any party may change its address or telecopier number to be used for purposes of this Section 9.3 by notice to the other parties.

         9.4. ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (including the SCHEDULES and EXHIBITS attached hereto) (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the transactions and matters contemplated hereby and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Neither party may assign its rights under this Agreement prior to Closing without the consent of the other party.

         9.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, no one of which need be signed by all parties, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed or delivered by facsimile.

         9.6. REPRESENTATIONS AS TO KNOWLEDGE. The representations and warranties contained in Sections 3 and 4 will, in each case where a statement to the "knowledge" of a party or words of similar import is made, be deemed to mean knowledge in good faith after reasonable investigation (including, in the case of the Seller, inquiry of the appropriate employees of the Company), with due diligence, in the best efforts of such party.

         9.7. HEADINGS, TERMS. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Defined terms are applicable to both singular and plural forms. All pronouns will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All references to "Sections" are to sections of this Agreement unless indicated otherwise.

         9.8. WAIVERS. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

         9.9. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10. REMEDIES CUMULATIVE. All remedies of the parties under this Agreement or any other Transaction Agreement are cumulative with each other and with any other remedies available at law, in equity or by contract. Any decision to pursue one remedy shall not prevent a party from pursuing any other remedy at the same or any subsequent time.

         9.11. EXPENSES.

              (a) Buyer will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses) incurred by it in connection with this Agreement or the transactions contemplated hereby, including the fees of Buyer's Accountants.

              (b) Seller will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses and all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by Seller or the Company in connection with this Agreement or the transactions contemplated hereby.

         9.12. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.13. SURVIVAL. The representations and warranties of the parties in this Agreement shall survive the Closing, but the accuracy of such representations and warranties shall be determined as of the date of this Agreement and as of the Closing Date.

         9.14. INCORPORATION OF EXHIBITS. The EXHIBITS and SCHEDULES identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  SELLER:


                                  /s/ BRUCE J. GRINNELL, JR.
                                  ----------------------------------------------
                                  Bruce J. Grinnell, Jr.

                                  BUYER:

                                  CPS Distributors, Inc.

                                  By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                     Title: C.O.O.
                                            ------------------------------------

                                  GUARANTOR:

                                  HIA, Inc.

                                  By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                     Title: President
                                            ------------------------------------

                                                                       EXHIBIT A

                                 LEASE AGREEMENT
                   FOR 1841 BOSTON AVENUE, LONGMONT, COLORADO

         THIS LEASE AGREEMENT, is made this _____ day of May,1999, by and between D&D Associates, hereinafter referred to as landlord, and Western Pipe Supply Co., Inc., a Colorado corporation, as tenant,

         IN CONSIDERATION of the covenants herein, it is agreed:

                              1. Lease of Premises

         The landlord hereby leases to the tenant, and the tenant hereby leases from the landlord, the land and all improvements located at 1841 Boston Avenue, Longmont, Colorado, more fully described on Exhibit "A" attached hereto and all easements, rights of way and all appurtenances thereto, and all fixtures attached thereto, in present condition, (the "Leased Premises").

                            2. Condition of Property

         To the best of the knowledge of Landlord, Landlord warrants and represents that the Leased Premises are in compliance with all applicable laws, rules and regulations, and that the structures and systems are free of latent defects.

                                     3. Term

         The term of this Lease shall be for five (5) years, commencing at 12:01 A.M. on May ____, 1999, and ending at midnight on May ____, 2004. Provided Tenant is not then in default, Tenant shall have the option to renew this Lease for an additional term of five (5) years by giving written notice to Landlord at least 90 days prior to the expiration date of the initial term of this Lease.

                            4. Delivery of Possession

         The tenant shall be entitled to possession of the Leased Premises at commencement of the lease term.

                                    5. Rental

         Tenant shall pay to the landlord, at such place as the Landlord may designate in writing the following rent:

                                 A. Base Rental

         Rental of $7,350.00 per month due in advance on the fourteenth day of each month commencing May ____, 1999, and continuing to be due on the fourteenth day of each month thereafter until the Lease terminates. If the Lease term includes only a part of any calendar month, rental for such part of a calendar month shall be prorated accordingly.

                           B. Increase in Base Rental

         On May ____, 2000, and annually thereafter, the base rental payable by tenant shall be increased by 5 percent of the previous year's base rental amount.

                                 C. Late Charge

         Tenant will pay a late charge equal to five percent of any monthly rental payment not paid within ten days of when due.

                                     6. Use

         The tenant shall initially use and occupy the Leased Premises for purposes of a wholesale and retail sales and distribution center for irrigation and plumbing supplies, and may use and occupy the Leased Premises for any lawful purpose, and tenant shall not use or occupy nor permit the leased property or any part thereof to be used or occupied for any unlawful business, use or purpose, nor for any business, use, or purpose deemed extra-hazardous, or which would void or make voidable any insurance coverage, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations. The tenant shall indemnify the landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorney's fees, arising out of any violation of or default in this covenant by tenant.

         Tenant shall not engage in any business wherein hazardous substances are used or any hazardous materials released or threatened to be released, including, but not limited to, the business of generating, transporting, storing, treating or disposing of hazardous substances or hazardous waste except in conformance with all applicable laws and regulations concerning the use, storage and transportation of hazardous materials. Hazardous Waste or Hazardous Materials shall mean and include, any hazardous, toxic or dangerous waste, substance or material defined as such in any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et. seq; or Colo. Rev. Stat. Sections 25-16-101 et seq. or 25-15-101 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq; or any amendments or supplements thereto. The Leased Premises shall not be used for the storing or disposal of hazardous waste or for storing or disposal of hazardous substances during the term of the Lease except in conformance with all applicable laws and regulations concerning the use, storage and transportation of hazardous materials.

         Tenant shall comply with all applicable environmental laws, rules and regulations concerning the Tenant's business conducted at the Leased Premises. Tenant shall provide to Landlord copies of all reports required by environmental agencies within (15) fifteen days of filing. Tenant shall provide Landlord monthly with copies of manifests and any paperwork related to the generation, transportation and disposal of hazardous substances from the premises during the prior month. Landlord shall have the right to reasonably review Tenant's files for any reports, manifests, and other paperwork related to the terms of this paragraph in order to ensure Tenant's compliance.

                       7. Possession and Quiet Enjoyment.

         The Tenant, upon the payment of the rent and upon the performance of all the terms of this Lease, shall at all times while the Lease is in force, peaceably and quietly possess and enjoy the Leased Premises without any disturbance from the Landlord.

                           8. Maintenance and Repairs.

         All ordinary and customary maintenance, repairs and replacements to the Leased Premises shall be performed by Tenant, at its own expense, including all necessary repairs to pipes, heating systems, plumbing systems, electrical systems, window glass, doors, fixtures, interior decorations, and all other appliances and appurtenances. Such repairs ordinary as well as extraordinary, shall be made promptly, as and when necessary. All such repairs and replacements shall be in quality and class at least equal to the original work. On default of the Tenant in making such repairs or replacements, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense shall constitute and be collectable as additional rent, together with interest thereon at the rate of twelve percent per annum until paid. Landlord shall be responsible for maintaining the structural and HVAC system components of the Leased Premises including but not limited to, the roof, foundation, exterior walls and interior support systems unless caused by Tenant's act or negligence, in which case, Tenant shall pay for all necessary repairs and replacements to the extent not covered by insurance.

         Tenant shall be responsible for and pay for the routine maintenance of the Leased Premise's asphalt and concrete areas including the ingress and egress areas, parking lots and storage areas. For that purpose, routine maintenance shall be limited to sealing cracks in the asphalt and concrete to the extent that such cracks can effectively be repaired by sealing. In addition, Tenant shall be responsible for any damages Tenant or Tenant's invitees cause to these areas. In the event that these areas need other than routine maintenance repairs, and Tenant or Tenant's invitees have not caused the need for such repairs, Landlord will be responsible for such repairs.


         Tenant shall not allow or permit any waste of the Leased Premises, and shall keep the leased grounds free of trash or debris.

                          9. Condition Upon Surrender.

         The Tenant shall vacate the Leased Premises in the same condition in which the Premises now is, ordinary wear and tear excepted, and excepting any alterations approved by Landlord in accordance with Paragraph 10 and shall remove all of the Tenant's property, so that the Landlord can repossess the Leased Premises not later than noon on the day upon which this Lease or any extension ends, whether upon notice, holdover or otherwise. The Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other condition or covenant of this Lease. Except as otherwise provided herein, the Tenant may at any time prior to the termination of this Lease or any renewal or extension, remove all materials, equipment, and property of every other sort or nature, installed and owned by the Tenant, provided that such property is removed without substantial injury to the Leased Premises. No injury shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property. Any such property not removed shall become the property of the Landlord.

                                10. Alterations.

         The Tenant shall have the right, from time to time, to make non-structural alterations and improvements to the Leased Premises provided that prior to commencement of any such work, the Landlord shall in each case have approved in writing the plans and specifications for such work, which approval shall not be unreasonably withheld or delayed. If within ten days after such plans and specifications are submitted by the Tenant to the Landlord for such approval, the Landlord shall have not given the Tenant notice of disapproval, stating the reason for such disapproval, such plans and specifications shall be considered approved by the Landlord. All work done by Tenant shall conform to all applicable governmental regulations and requirements with all required permits to be paid for by Tenant. Further, in connection with any improvements and alterations to the Leased Premises, Tenant shall indemnify the Landlord from any lien arising out of any such work performed or materials furnished, and shall indemnify and hold harmless the Landlord from any liability or loss, of any type or nature, including reasonable attorney's fees, arising out of any lien or claim based on work performed or materials furnished. Landlord shall have the right to require Tenant to furnish adequate bond or other security acceptable to Landlord for payment of any such work performed by Tenant, and shall have the right to require adequate lien waivers on any such work performed by Tenant. Landlord shall also have the right to post notice of non-liability for any such work, at appropriate places in the Leased Premises. Landlord shall not be responsible for any building code violations of which Tenant may incur due to Tenant's remodeling even if Landlord approves Tenant's remodeling plans, and Tenant shall be liable for any code violations and the cost to restore the premises into a condition in compliance with applicable codes.

                                   11. Signs.

         Tenant shall place no signs on the Leased Premises without prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All signs shall comply with applicable sign codes and shall be at Tenant's expense. Landlord makes no representation as to the availability of signage rights under applicable codes and Tenant shall make its own determination of applicable codes.

                            12. Taxes and Assessments

         The Tenant shall pay as additional rent, all real estate taxes, assessments, as they become due and payable, and other charges, as shall, from and after the date hereof, be assessed upon the Leased Premises and any appurtenances or improvements to the extent the same are levied with respect to any period of time after commencement of this Lease. Landlord warrants and represents that the Leased Premises comprise a separate tax parcel. The Tenant may in good faith contest, by appropriate proceeding and at the Tenant's expense, in the Landlord's or Tenant's name, whenever necessary, any assessment, and may defer payment thereof, provided that Tenant shall deposit with Landlord a sum which shall be at least twenty-five percent (25%) greater than the amount of the item so contested plus interest and penalties. The Landlord may pay such contested item out of any sums so deposited in case of undue delay in the prosecution of such proceeding or if Landlord deems it necessary for the protection of the Leased Premises. Landlord shall refund any excess monies held on deposit after payment or conclusion of the dispute.

                                 13. Utilities.

         Landlord represents that all customary utilities are available for service to the Leased Premises. The Landlord shall not be required to furnish to Tenant any facilities or services of any kind, such as but not limited to, water, hot water, heat, gas electricity, light, and power. The Tenant shall be responsible for all expenses related to utility charges to the Leased Premises.

                                 14. Insurance.

         Tenant shall insure the premises against loss by fire, flood, or other casualty normally covered under property damage insurance coverages in an amount to cover full replacement cost of the improvements on the Landlord's property.

         In addition, Tenant shall maintain, at the sole expense of the Tenant, the following insurance throughout the term of this Lease:

                                  A. Liability.

         Claims for liability and property damage under a comprehensive general broad form liability policy with limits of not less than a $1,000,000.00 combined single limit liability policy.

                             B. Tenant Improvements.

         Insurance covering all of Tenant's leasehold improvements, alterations, additions or improvements to the Premises, in an amount not less than 100 percent (100%) of their full replacement cost from time to time during the term of this Lease, providing protection against any peril included within a broad form policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate due to destruction of the premises as provided below.

                                    C. Other.

         Against such other hazards and in such amounts as the holder of any mortgage or deed of trust to which this Lease is subordinate may reasonably require from time to time.

                D. Other Provisions Regarding Tenant's Insurance.

         All insurance required of Tenant in this Lease shall be effected under enforceable policies issued by insurors of recognized responsibility licensed to do business in this State. At least fifteen days prior to the expiration date of any such policy, a certificate evidencing such insurance shall be delivered by the Tenant to the Landlord. Within fifteen days after the premium on any policy shall become due and payable, the Landlord shall be furnished with satisfactory evidence of its payment. All policies of insurance shall name the Landlord as an additional insured and the Tenant as the insured, as their respective interests may appear. At the request of the Landlord any insurance policy shall be made payable to the holders of any master lease, mortgage or deeds of trust to which this Lease is at any time subordinate, as the interest of such holders may appear. To the extent obtainable, all policies shall contain an agreement by the insurors that any loss shall be payable to the Landlord or the holder of any such mortgage or deed of trust, notwithstanding any act or negligence of the Tenant which might otherwise result in forfeiture of such insurance, and that such policies shall not be canceled except upon ten (10) days prior written notice to the Landlord or the holders of any mortgage or deed of trust to whom loss may be payable, and that the coverage afforded thereby shall not be affected by the performance of any work in or about the Leased Premises.

         If the Tenant provides any insurance required of Tenant by this Lease in the form of a blanket policy, the Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Leased Premises.

         If the definition of insurance industry policy language relating to broad form insurance or other term changes, the insurance requirements hereunder shall be modified to conform to the existing insurance industry language, however, the coverages required under this Lease shall not be less than those existing at the time of the effective beginning date of this Lease.

                               15. Right of Entry.

         Upon reasonable notice by Landlord to Tenant, the Landlord and its representatives may enter the Leased Premises at any reasonable time for the purpose of inspecting the Leased Premises, reading meters, performing any work which the Landlord elects to undertake made necessary by reason of Tenant's default under the terms of this Lease, exhibiting the Leased Premises for sale, Lease, or mortgage financing, or posting notices of non-responsibility under any mechanic's lien law.

                              16. Casualty Damage.

         If the Leased Premises, shall be so damaged by fire or other casualty as to render them wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty
(180) working days, then this Lease shall cease and terminate from the date of the occurrence of such damage; and Tenant thereupon shall surrender to Landlord the Premises and all interest hereunder, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent and other charges duly apportioned, up to the time of such termination of this Lease.

         If, however, the damage shall be such that said architect shall certify that the Premises can be made tenantable within a one hundred eighty (180) day period, then, except as hereinafter provided Landlord shall, repair the damage in a competent manner to the extent of the insurance proceeds received by Landlord.

         If the fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of Tenant, its agents, servants or employees, or by any other person entering upon the Premises under express or implied invitation of Tenant, such injury shall be repaired by Landlord only to the extent of the insurance proceeds received by Landlord, and any additional costs of necessary repairs shall be at Tenant's expense.

         Notwithstanding the foregoing, in the event the holder of a mortgage granted by the owner of the property, covering the Leased Premises, fails to authorize the repair or restoration of the Premises or fails to release the insurance proceeds, then this Lease shall terminate as of the date Landlord notifies Tenant of such event and the rental payments and other charges due under the Lease shall be apportioned to the date of occurrence of the damage.

                                17. Condemnation.

         If the whole of the Leased Premises or such portion thereof which will make the Leased Premises unsuitable for the purposes herein leased, is condemned for any public use or purpose by any legally constituted authority, then in either of such events this Lease shall terminate from the time when possession is taken by such public authority and rental shall be accounted for as of the date of the surrender of possession. Landlord, or the owner of the Leased Premises, shall receive the entire award or consideration for the lands and improvements taken up to the amount of the then applicable Option Purchase Price and Tenant waives any claim to such award, except that Tenant may separately claim and recover from the condemning authority the value of any personal property owned by Tenant and the value of the Leased Premises in excess of the applicable Option Purchase Price..

                         18. Assignment and Subletting.

         The Tenant shall not assign, mortgage, or encumber this Lease, nor sublet or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that any subletting may be subject to Landlord obtaining the consent of the holder of any mortgage on the property. If this Lease is assigned, or if the Leased Premises or any part thereof is sublet, or occupied by anyone other than the Tenant, the Landlord may, after default by the Tenant, collect rent from the assignee, sub-tenant, or occupant and apply the net amount collected against all rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-tenant, or occupant as tenant, or a release of Tenant from further performance by the Tenant of the covenants in this Lease. The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting.

                         19. Subordination to Mortgage.

         This Lease shall be subject and subordinate at all times to the lien of any existing and/or future mortgages and trust deeds on the Leased Premises. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination the Tenant will, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages or trust deeds as may be desired by the mortgagee or holder of such trust deeds. The Tenant hereby appoints the Landlord as his attorney in fact, irrevocably, to execute and deliver any such instrument for the Tenant. Tenant further agrees at any time and from time to time upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing mortgage or deed of trust encumbering the Leased Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant shall supply to Landlord a corporate resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so, if Tenant is a corporation.

         Tenant agrees with Lender, Owner and Landlord that if there is a foreclosure of any such mortgage or deed of trust and pursuant to such foreclosure, the Public Trustee or other appropriate officer executes and delivers a deed to the lender or its designee to the Leased Premises, or in the event Owner conveys the Leased Premises to the lender or its designee in lieu of foreclosure, Tenant will attorn to such grantee of the Leased Premises, rather than to Landlord, to perform all of Tenant's obligations under the Lease, and neither Lender nor Tenant shall have the right to terminate the Lease by reason of the foreclosure or deed given in lieu thereof. Landlord shall deliver to Tenant at the time of execution hereof a reasonable Attornment and Non-Disturbance Agreement.

                                 20. Indemnity.

         The Tenant shall indemnify and hold harmless the Landlord from and against all liabilities, penalties, damages, judgments, and expenses, including reasonable attorney's fees incurred by Landlord in defending or satisfying any claim of any type or nature, including personal injury claims or property damage claims, arising out of the use, occupancy, or control of the leased property or any of its appurtenances by Tenant. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all claims, losses, liabilities, penalties, damages, judgments, and expenses, including reasonable attorney's fees incurred by Tenant in defending or satisfying any claim of any type or nature, including personal injury claims or property damage claims, arising out of the use, occupancy, or control of the leased property or any of its appurtenances prior to closing. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith (including but not limited to attorney's fees and expenses), arising directly or indirectly from any releases or discharges at the Leased Premises of any Hazardous Materials as defined in Section 6 hereof), in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of Hazardous Materials at the Leased Premises by Tenant or any employees, agents, contractors or subcontractors of Tenant or other persons occupying or present on the Leased Premises (except Landlord, its agents, contractors and employees) at the invitation of Tenant during the term of this Lease. The foregoing indemnity shall include any residual contamination on or under the Leased Premises or affecting any natural resources and to any contamination of any of the Leased Premises and/or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials by or on behalf of Tenant and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances.

                                  21. Security.

         Landlord has waived the requirement of a security deposit.

                                  22. Default.

         The occurrence of any of the following shall constitute an event of default: (1) Delinquency for more than six (6) days in the due and punctual payment of any rent or additional rent payable under this Lease; (2) Delinquency by the Tenant in the performance of or compliance with any conditions contained in this Lease other than those referred to in the foregoing subparagraph (1), for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, except for any default not susceptible of being cured within such thirty (30) day period, in which event the time permitted to the Tenant to cure such default shall be extended for as long as shall be reasonably necessary to cure such default, provided the Tenant commences promptly and proceeds diligently to cure such default, and provided further that such period of time shall not be so extended as to jeopardize the interest of the Landlord in this Lease or so as to subject the Landlord or the Tenant to any civil or criminal liabilities; (3) filing by the Tenant in any court pursuant to any statutes, either of the United States or any state, of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the Tenant's property, or an assignment by the Tenant for the benefit of creditors; (4) filing against the Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency or for reorganization, or for appointment of a receiver or trustee of all or a portion of the Tenant's property, if within ninety days after the commencement of any such proceeding against the Tenant such petition shall not have been dismissed.

         A. Upon the occurrence of an event of default, the Landlord at any time thereafter may give written notice to the Tenant specifying such event of default and stating that this Lease shall terminate on the date specified in such notice, which shall be at least three days after the giving of such notice, and upon the date specified in such notice this Lease and all rights of the Tenant shall terminate. Upon the expiration of this Lease pursuant to this article, the Tenant shall peacefully surrender the Leased Premises to the Landlord, and the Landlord, at any time after such expiration, may without further notice re-enter the Leased Premises and repossess it by force, summary proceedings, ejectment, or otherwise, and may dispossess the Tenant and remove the Tenant and all other persons and property from the Leased Premises and may have, hold, and enjoy the Leased Premises and the right to receive all rental income therefrom.

         B. At any time after any such termination the Landlord may relet the Leased Premises or any part thereof, in the name of the Landlord or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as the Landlord, in its reasonable discretion, may determine, and may collect and receive the rent therefor. The Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

         C. No such termination of this Lease shall relieve the Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the Leased Premises or any part thereof shall have been relet, the Tenant shall pay to the Landlord the rent and additional rent required to be paid by the Tenant up to the time of such termination and thereafter the Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to the Landlord for, and shall pay to the Landlord, as and for liquidated and agreed current damages for the Tenant's default: (1) The equivalent of the amount of the rent and additional rent which would be payable under this Lease by the Tenant if this Lease were still in effect, less (2) The net proceeds of any reletting effected pursuant to the provisions of paragraph B of this article, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of such reletting. The Tenant shall pay such current damages, herein called deficiency, to the Landlord monthly on the days on which the rent and additional rent would have been payable under this Lease if this Lease were still in effect. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain damages by reasons of such termination.

         D. The Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end. The Tenant, for and on behalf of itself and all persons claiming through or under the Tenant, also waives any right of redemption or reentry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by the Landlord. In case of any litigation under this Lease, the Landlord and the Tenant, so far as permitted by law, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Tenant's use or occupancy of the Leased Premises, or any claim of injury or damage; and further agree that the party not in default shall be entitled to recover, from the party in default, all costs and reasonable attorney's fees incurred by the non-defaulting party in enforcing its rights under this Lease.

         E. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

         F. Any amounts not paid by Tenant to Landlord when due shall draw interest at the rate of twelve percent per annum from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         G. No assent, express or implied, to any breach of one or more of the covenants or terms of this Lease shall be deemed or construed to be a waiver of any succeeding or other breach.

         H. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease agreement shall be limited to Landlord's interest in the Leased Premises.

         I. In case of any litigation under this Lease, the prevailing party shall be entitled to recover reasonable attorneys fees and costs.

                                   23. Notices

         Any notice from one party to another, required by the terms of this Lease agreement, may be delivered in person to such party, or shall be delivered by first class mail, postage prepaid, and shall be deemed given one day after the date mailed, addressed to the respective parties as follows:

                  LANDLORD:                 D&D Associates
                                            c/o Richard L. Gray
                                            1529 16th Place
                                            Longmont, Colorado  80501

                                            Copy to:
                                            John W. Gaddis, Esq.
                                            Bernard, Lyons & Gaddis, P.C.
                                            515 Kimbark Street
                                            Longmont, Colorado  80501

                    TENANT:                 Western Pipe Supply Co., Inc.
                                            4275 Forest Street
                                            Denver, Colorado  80216

         Each party may notify the other of any change in such mailing address by a notice given in the manner required above.

                               24. Binding Effect

         This Lease shall bind and extend to the heirs, representatives, successors, and assigns of the parties hereto.

                25. Option to Purchase During Original Lease Term

         During the original five year lease term, Tenant shall have an option to purchase the Leased Premises. In the first year of the Lease, the purchase price shall be $875,000. The purchase price shall escalate 5% per year. This option shall terminate May ____, 2004. This option shall be deemed validly and effectively exercised if notice of the exercise thereof is either mailed by certified mail or delivered in person to Landlord in the manner provided for notices under this Lease at any time after May ____, 1999, and prior to May ____, 2004 (the "Option Period"). If the option is exercised by Tenant, the purchase shall be closed within sixty (60) days after giving notice of exercise, pursuant to customary terms and conditions as set forth in the standard contract approved by the Colorado Real Estate Commission.

         Within fifteen (15) days after the notice date of Tenant's election to exercise said option, Landlord shall furnish Tenant, at Landlord's expense, a commitment for an owner's policy of title insurance issued by a title insurance company satisfactory to Tenant. All premiums, fees, and costs of such title insurance shall be paid by seller at or before closing. Tenant may survey the property at its election and expense.

         At closing, Tenant shall pay the purchase price in cash to Landlord and Landlord shall execute, acknowledge, and deliver to Tenant, or its nominee, a Special Warranty Deed, conveying the Leased Premises to Tenant, or its nominee subject to liens, encumbrances, covenants, restrictions, rights of way, and reservations of record as of the date hereof, provided any encumbrances remaining against the Leased Premises shall be credited against the purchase price. Possession of the Leased Premises shall be delivered to Tenant, or its nominee, at the closing.

         This option shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns, including assignees of this lease permitted pursuant to paragraph 18 hereof. However, the option granted herein may not be otherwise assigned without Landlord's written consent.

         The parties shall enter into a Memorandum of Option Agreement which may be recorded by Tenant at its sole discretion.

         Rents shall be prorated as of the date of closing. The terms and provisions of this Lease shall continue in effect until closing. Upon payment of the purchase price and delivery of the deed to Tenant pursuant to this option, this Lease and all obligations of Tenant hereunder shall terminate except for any indemnities set forth in the Lease for the period of time for which Tenant leased the Premises from Landlord.

                26. Option to Purchase If Lease Term is Extended

         If the Tenant has renewed this Lease for an additional five (5) year term pursuant to paragraph 3 above, then Tenant shall be granted an additional five year option to purchase the Leased Premises for a purchase price equal to the value established pursuant to the appraisal provisions set forth below.

         This option shall be deemed validly and effectively exercised if notice of the exercise thereof is either mailed by certified mail or delivered in person to Landlord in the manner provided for notices under this Lease at any time after May ____, 2004, and prior to May ____, 2009, (the "Option Period"). If the option is exercised by Tenant, the purchase shall be closed within sixty
(60) days after giving notice of the exercise of the option.

         Within fifteen (15) days after the notice date of Tenant's election to exercise said option, Landlord shall furnish Tenant, at Landlord's expense, a commitment for an owner's policy of title insurance issued by a title insurance company satisfactory to Tenant. All premiums, fees, and costs of such title insurance shall be paid by Seller at or before closing. Tenant may survey the property at its election and expense.

         At closing, Tenant shall pay the purchase price in cash to Landlord and Landlord shall execute, acknowledge, and deliver to Tenant, or its nominee, a Special Warranty deed conveying the Leased Premises to Tenant, or its nominee, subject to all liens, encumbrances, covenants, restrictions, rights of way and reservations of record.

         The option shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns; however, the option granted herein may not be assigned without landlord's written consent.

         Rents shall be prorated as of the date of closing. The terms and provisions of this Lease shall continue in effect until closing. Upon payment of the purchase price and delivery of the deed to Tenant pursuant to this option, this Lease and all obligations of Tenant hereunder shall terminate except for any indemnities set forth in the Lease for the period of time for which Tenant leased the Premises from Landlord.

         For purposes of the option granted to Tenant under this paragraph 26, the purchase price at which the option may be exercised shall be determined as follows:

         A. Within ten days of Tenant giving notice of its election to exercise its option rights, the parties shall attempt to agree upon a single MAI appraiser;

         B. In the event the parties are unable to agree upon a single MAI appraiser, Landlord and Tenant shall each designate in writing one MAI appraiser within 10 days following the Tenant's notice of election to exercise the option to purchase, and the two appraisers shall then, within ten days after the date of their appointment, agree upon the value of the real property. In the event the two appraisers are unable to agree within said ten day period, they shall themselves appoint a third MAI appraiser and the three appraisers shall set the value of the property within 10 days of the appointment of the third appraiser. The decision of a majority of the three appraisers as to the value of the real property shall control and be binding on all parties. If there is no majority opinion, the average of the two appraisals closest in value shall control and be binding on all parties. For a period of 10 days after Tenant's receipt of a written report setting forth the establishment of the value by the appraisers, Tenant shall have the option (exercisable in the manner provided above for the initial notice of exercise of the option) of purchasing the property at the value established by the appraiser(s) with the closing to occur within 30 days. If Tenant purchases the property, the Landlord and Tenant shall each bear one-half of the costs of the valuation. If Tenant elects not to purchase the property, Tenant shall bear all the costs of the valuation. If any party fails to timely designate an MAI appraiser, the opinion of the appraiser appointed by the other party as to the value of the property shall control.

         The parties shall enter into a Memorandum of Option which may be recorded by Tenant at its sole discretion.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement on the date set forth opposite their respective signatures.


LANDLORD:                                  TENANT:

D&D ASSOCIATES                             WESTERN PIPE SUPPLY CO., INC.


                                           By
----------------------------                 ----------------------------

                  The undersigned persons, jointly and severally, guarantee the obligations of Tenant set forth above.

----------------------------               ----------------------------


----------------------------

                                 LEASE AGREEMENT
                       FOR 5700 VALMONT, BOULDER, COLORADO

         THIS LEASE AGREEMENT, is made this ______ day of May,1999, by and between 3-G Partnership, hereinafter referred to as landlord, and Western Pipe Supply Co., a Colorado corporation, as tenant,

         IN CONSIDERATION of the covenants herein, it is agreed:

                              1. Lease of Premises

         The landlord hereby leases to the tenant, and the tenant hereby leases from the landlord, the land and all improvements located at 5700 Valmont, Boulder, Colorado, more fully described on Exhibit "A" attached hereto and all easements, rights of way and all appurtenances thereto, and all fixtures attached thereto, in present condition, (the "Leased Premises").

                            2. Condition of Property

         To the best of the knowledge of Landlord, Landlord warrants and represents that the Leased Premises are in compliance with all applicable laws, rules and regulations, and that the structures and systems are free of latent defects.

                                     3. Term

         The term of this Lease shall be for five (5) years, commencing at 12:01 A.M. on May ____, 1999, and ending at midnight on May ____, 2004. Provided Tenant is not then in default, Tenant shall have the option to renew this Lease for an additional term of five (5) years by giving written notice to Landlord at least 90 days prior to the expiration date of the initial term of this Lease.

                            4. Delivery of Possession

         The tenant shall be entitled to possession of the Leased Premises at commencement of the lease term.

                                    5. Rental

         Tenant shall pay to the landlord, at such place as the Landlord may designate in writing the following rent:

                                 A. Base Rental

         Rental of $4,250.00 per month due in advance on the fourteenth day of each month commencing May ____, 1999, and continuing to be due on the fourteenth day of each month thereafter until the Lease terminates. If the Lease term includes only a part of any calendar month, rental for such part of a calendar month shall be prorated accordingly.

                           B. Increase in Base Rental

         On May ____, 2000, and annually thereafter, the base rental payable by tenant shall be increased by 5 percent of the previous year's base rental amount.

                                 C. Late Charge

         Tenant will pay a late charge equal to five percent of any monthly rental payment not paid within ten days of when due.

                                     6. Use

         The tenant shall initially use and occupy the Leased Premises for purposes of a wholesale and retail sales and distribution center for irrigation and plumbing supplies, and may use and occupy the Leased Premises for any lawful purpose, and tenant shall not use or occupy nor permit the leased property or any part thereof to be used or occupied for any unlawful business, use or purpose, nor for any business, use, or purpose deemed extra-hazardous, or which would void or make voidable any insurance coverage, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations. The tenant shall indemnify the landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorney's fees, arising out of any violation of or default in this covenant by tenant.

         Tenant shall not engage in any business wherein hazardous substances are used or any hazardous materials released or threatened to be released, including, but not limited to, the business of generating, transporting, storing, treating or disposing of hazardous substances or hazardous waste except in conformance with all applicable laws and regulations concerning the use, storage and transportation of hazardous materials. Hazardous Waste or Hazardous Materials shall mean and include, any hazardous, toxic or dangerous waste, substance or material defined as such in any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et. seq; or Colo. Rev. Stat. Sections 25-16-101 et seq. or 25-15-101 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq; or any amendments or supplements thereto. The Leased Premises shall not be used for the storing or disposal of hazardous waste or for storing or disposal of hazardous substances during the term of the Lease except in conformance with all applicable laws and regulations concerning the use, storage and transportation of hazardous materials.

         Tenant shall comply with all applicable environmental laws, rules and regulations concerning the Tenant's business conducted at the Leased Premises. Tenant shall provide to Landlord copies of all reports required by environmental agencies within (15) fifteen days of filing. Tenant shall provide Landlord monthly with copies of manifests and any paperwork related to the generation, transportation and disposal of hazardous substances from the premises during the prior month. Landlord shall have the right to reasonably review Tenant's files for any reports, manifests, and other paperwork related to the terms of this paragraph in order to ensure Tenant's compliance.

                       7. Possession and Quiet Enjoyment.

         The Tenant, upon the payment of the rent and upon the performance of all the terms of this Lease, shall at all times while the Lease is in force, peaceably and quietly possess and enjoy the Leased Premises without any disturbance from the Landlord.

                           8. Maintenance and Repairs.

         All ordinary and customary maintenance, repairs and replacements to the Leased Premises shall be performed by Tenant, at its own expense, including all necessary repairs to pipes, heating systems, plumbing systems, electrical systems, window glass, doors, fixtures, interior decorations, and all other appliances and appurtenances. Such repairs ordinary as well as extraordinary, shall be made promptly, as and when necessary. All such repairs and replacements shall be in quality and class at least equal to the original work. On default of the Tenant in making such repairs or replacements, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense shall constitute and be collectable as additional rent, together with interest thereon at the rate of twelve percent per annum until paid. Landlord shall be responsible for maintaining the structural components of the Leased Premises including but not limited to, the roof, foundation, exterior walls and interior support systems unless caused by Tenant's act or negligence, in which case, Tenant shall pay for all necessary repairs and replacements to the extent not covered by insurance.

         Tenant shall be responsible for and pay for the routine maintenance of the Leased Premise's asphalt and concrete areas including the ingress and egress areas, parking lots and storage areas. For that purpose, routine maintenance shall be limited to sealing cracks in the asphalt and concrete to the extent that such cracks can effectively be repaired by sealing. In addition, Tenant shall be responsible for any damages Tenant or Tenant's invitees cause to these areas. In the event that these areas need other than routine maintenance repairs, and Tenant or Tenant's invitees have not caused the need for such repairs, Landlord will be responsible for such repairs.

         Tenant shall not allow or permit any waste of the Leased Premises, and shall keep the leased grounds free of trash or debris.

                          9. Condition Upon Surrender.

         The Tenant shall vacate the Leased Premises in the same condition in which the Premises now is, ordinary wear and tear excepted, and excepting any alterations approved by Landlord in accordance with Paragraph 10 and shall remove all of the Tenant's property, so that the Landlord can repossess the Leased Premises not later than noon on the day upon which this Lease or any extension ends, whether upon notice, holdover or otherwise. The Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other condition or covenant of this Lease. Except as otherwise provided herein, the Tenant may at any time prior to the termination of this Lease or any renewal or extension, remove all materials, equipment, and property of every other sort or nature, installed and owned by the Tenant, provided that such property is removed without substantial injury to the Leased Premises. No injury shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property. Any such property not removed shall become the property of the Landlord.

                                10. Alterations.

         The Tenant shall have the right, from time to time, to make non-structural alterations and improvements to the Leased Premises provided that prior to commencement of any such work, the Landlord shall in each case have approved in writing the plans and specifications for such work, which approval shall not be unreasonably withheld or delayed. If within ten days after such plans and specifications are submitted by the Tenant to the Landlord for such approval, the Landlord shall have not given the Tenant notice of disapproval, stating the reason for such disapproval, such plans and specifications shall be considered approved by the Landlord. All work done by Tenant shall conform to all applicable governmental regulations and requirements with all required permits to be paid for by Tenant. Further, in connection with any improvements and alterations to the Leased Premises, Tenant shall indemnify the Landlord from any lien arising out of any such work performed or materials furnished, and shall indemnify and hold harmless the Landlord from any liability or loss, of any type or nature, including reasonable attorney's fees, arising out of any lien or claim based on work performed or materials furnished. Landlord shall have the right to require Tenant to furnish adequate bond or other security acceptable to Landlord for payment of any such work performed by Tenant, and shall have the right to require adequate lien waivers on any such work performed by Tenant. Landlord shall also have the right to post notice of non-liability for any such work, at appropriate places in the Leased Premises. Landlord shall not be responsible for any building code violations of which Tenant may incur due to Tenant's remodeling even if Landlord approves Tenant's remodeling plans, and Tenant shall be liable for any code violations and the cost to restore the premises into a condition in compliance with applicable codes.

                                   11. Signs.

         Tenant shall place no signs on the Leased Premises without prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All signs shall comply with applicable sign codes and shall be at Tenant's expense. Landlord makes no representation as to the availability of signage rights under applicable codes and Tenant shall make its own determination of applicable codes.

                            12. Taxes and Assessments

         The Tenant shall pay as additional rent, all real estate taxes, assessments, as they become due and payable, and other charges, as shall, from and after the date hereof, be assessed upon the Leased Premises and any appurtenances or improvements to the extent the same are levied with respect to any period of time after commencement of this Lease. Landlord warrants and represents that the Leased Premises comprise a separate tax parcel. The Tenant may in good faith contest, by appropriate proceeding and at the Tenant's expense, in the Landlord's or Tenant's name, whenever necessary, any assessment, and may defer payment thereof, provided that Tenant shall deposit with Landlord a sum which shall be at least twenty-five percent (25%) greater than the amount of the item so contested plus interest and penalties. The Landlord may pay such contested item out of any sums so deposited in case of undue delay in the prosecution of such proceeding or if Landlord deems it necessary for the protection of the Leased Premises. Landlord shall refund any excess monies held on deposit after payment or conclusion of the dispute.

                                 13. Utilities.

         Landlord represents that all customary utilities are available for services to the Leased Premises. The Landlord shall not be required to furnish to Tenant any facilities or services of any kind, such as but not limited to, water, hot water, heat, gas electricity, light, and power. The Tenant shall be responsible for all expenses related to utility charges to the Leased Premises.

                                 14. Insurance.

         Tenant shall insure the premises against loss by fire, flood, or other casualty normally covered under property damage insurance coverages in an amount to cover full replacement cost of the improvements on the Landlord's property.

         In addition, Tenant shall maintain, at the sole expense of the Tenant, the following insurance throughout the term of this Lease:

                                  A. Liability.

         Claims for liability and property damage under a comprehensive general broad form liability policy with limits of not less than a $1,000,000.00 combined single limit liability policy.

                             B. Tenant Improvements.

         Insurance covering all of Tenant's leasehold improvements, alterations, additions or improvements to the Premises, in an amount not less than 100 percent (100%) of their full replacement cost from time to time during the term of this Lease, providing protection against any peril included within a broad form policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate due to destruction of the premises as provided below.

                                    C. Other.

         Against such other hazards and in such amounts as the holder of any mortgage or deed of trust to which this Lease is subordinate may reasonably require from time to time.

                D. Other Provisions Regarding Tenant's Insurance.

         All insurance required of Tenant in this Lease shall be effected under enforceable policies issued by insurors of recognized responsibility licensed to do business in this State. At least fifteen days prior to the expiration date of any such policy, a certificate evidencing such insurance shall be delivered by the Tenant to the Landlord. Within fifteen days after the premium on any policy shall become due and payable, the Landlord shall be furnished with satisfactory evidence of its payment. All policies of insurance shall name the Landlord as an additional insured and the Tenant as the insured, as their respective interests may appear. At the request of the Landlord any insurance policy shall be made payable to the holders of any master lease, mortgage or deeds of trust to which this Lease is at any time subordinate, as the interest of such holders may appear. To the extent obtainable, all policies shall contain an agreement by the insurors that any loss shall be payable to the Landlord or the holder of any such mortgage or deed of trust, notwithstanding any act or negligence of the Tenant which might otherwise result in forfeiture of such insurance, and that such policies shall not be canceled except upon ten (10) days prior written notice to the Landlord or the holders of any mortgage or deed of trust to whom loss may be payable, and that the coverage afforded thereby shall not be affected by the performance of any work in or about the Leased Premises.

         If the Tenant provides any insurance required of Tenant by this Lease in the form of a blanket policy, the Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Leased Premises.

         If the definition of insurance industry policy language relating to broad form insurance or other term changes, the insurance requirements hereunder shall be modified to conform to the existing insurance industry language, however, the coverages required under this Lease shall not be less than those existing at the time of the effective beginning date of this Lease.

                               15. Right of Entry.

         Upon reasonable notice by Landlord to Tenant, the Landlord and its representatives may enter the Leased Premises at any reasonable time for the purpose of inspecting the Leased Premises, reading meters, performing any work which the Landlord elects to undertake made necessary by reason of Tenant's default under the terms of this Lease, exhibiting the Leased Premises for sale, Lease, or mortgage financing, or posting notices of non-responsibility under any mechanic's lien law.

                              16. Casualty Damage.

         If the Leased Premises, shall be so damaged by fire or other casualty as to render them wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty
(180) working days, then this Lease shall cease and terminate from the date of the occurrence of such damage; and Tenant thereupon shall surrender to Landlord the Premises and all interest hereunder, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent and other charges duly apportioned, up to the time of such termination of this Lease.

         If, however, the damage shall be such that said architect shall certify that the Premises can be made tenantable within a one hundred eighty (180) day period, then, except as hereinafter provided Landlord shall, repair the damage in a competent manner to the extent of the insurance proceeds received by Landlord.

         If the fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of Tenant, its agents, servants or employees, or by any other person entering upon the Premises under express or implied invitation of Tenant, such injury shall be repaired by Landlord only to the extent of the insurance proceeds received by Landlord, and any additional costs of necessary repairs shall be at Tenant's expense.

         Notwithstanding the foregoing, in the event the holder of a mortgage granted by the owner of the property, covering the Leased Premises, fails to authorize the repair or restoration of the Premises or fails to release the insurance proceeds, then this Lease shall terminate as of the date Landlord notifies Tenant of such event and the rental payments and other charges due under the Lease shall be apportioned to the date of occurrence of the damage.

                                17. Condemnation.

         If the whole of the Leased Premises or such portion thereof which will make the Leased Premises unsuitable for the purposes herein leased, is condemned for any public use or purpose by any legally constituted authority, then in either of such events this Lease shall terminate from the time when possession is taken by such public authority and rental shall be accounted for as of the date of the surrender of possession. Landlord, or the owner of the Leased Premises, shall receive the entire award or consideration for the lands and improvements taken up to the amount of the then applicable Option Purchase Price, and Tenant waives any claim to such award, except that Tenant may separately claim and recover from the condemning authority the value of any personal property owned by Tenant and the value of the Leased Premises in excess of the applicable Option Purchase Price.

                         18. Assignment and Subletting.

         The Tenant shall not assign, mortgage, or encumber this Lease, nor sublet or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that any subletting may be subject to Landlord obtaining the consent of the holder of any mortgage on the property. If this Lease is assigned, or if the Leased Premises or any part thereof is sublet, or occupied by anyone other than the Tenant, the Landlord may, after default by the Tenant, collect rent from the assignee, sub-tenant, or occupant and apply the net amount collected against all rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-tenant, or occupant as tenant, or a release of Tenant from further performance by the Tenant of the covenants in this Lease. The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting.

                         19. Subordination to Mortgage.

         This Lease shall be subject and subordinate at all times to the lien of any existing and/or future mortgages and trust deeds on the Leased Premises. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination the Tenant will, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages or trust deeds as may be desired by the mortgagee or holder of such trust deeds. The Tenant hereby appoints the Landlord as his attorney in fact, irrevocably, to execute and deliver any such instrument for the Tenant. Tenant further agrees at any time and from time to time upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing mortgage or deed of trust encumbering the Leased Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant shall supply to Landlord a corporate resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so, if Tenant is a corporation.

         Tenant agrees with Lender, Owner and Landlord that if there is a foreclosure of any such mortgage or deed of trust and pursuant to such foreclosure, the Public Trustee or other appropriate officer executes and delivers a deed to the lender or its designee to the Leased Premises, or in the event Owner conveys the Leased Premises to the lender or its designee in lieu of foreclosure, Tenant will attorn to such grantee of the Leased Premises, rather than to Landlord, to perform all of Tenant's obligations under the Lease, and neither Lender nor Tenant shall have the no right to terminate the Lease by reason of the foreclosure or deed given in lieu thereof. Landlord shall deliver to Tenant at the time of execution hereof a reasonable Attornment and Non-Disturbance Agreement.

                                 20. Indemnity.

         The Tenant shall indemnify and hold harmless the Landlord from and against all liabilities, penalties, damages, judgments, and expenses, including reasonable attorney's fees incurred by Landlord in defending or satisfying any claim of any type or nature, including personal injury claims or property damage claims, arising out of the use, occupancy, or control of the leased property or any of its appurtenances by Tenant. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all claims, losses, liabilities, penalties, damages, judgments, and expenses, including reasonable attorney's fees incurred by Tenant in defending or satisfying any claim of any type or nature, including personal injury claims or property damages claims, arising out of the use, occupancy, or control of the leased property or any of its appurtenances prior to closing. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith (including but not limited to attorney's fees and expenses), arising directly or indirectly from any releases or discharges at the Leased Premises of any Hazardous Materials as defined in Section 6 hereof), in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of Hazardous Materials at the Leased Premises by Tenant or any employees, agents, contractors or subcontractors of Tenant or other persons occupying or present on the Leased Premises (except Landlord, its agents, contractors and employees) at the invitation of Tenant during the term of this Lease. The foregoing indemnity shall include any residual contamination on or under the Leased Premises or affecting any natural resources and to any contamination of any of the Leased Premises and/or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials by or on behalf of Tenant and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances.

                                  21. Security.

         Landlord has waived the requirement of a security deposit.

                                  22. Default.

         The occurrence of any of the following shall constitute an event of default: (1) Delinquency for more than six (6) days in the due and punctual payment of any rent or additional rent payable under this Lease; (2) Delinquency by the Tenant in the performance of or compliance with any conditions contained in this Lease other than those referred to in the foregoing subparagraph (1), for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, except for any default not susceptible of being cured within such thirty (30) day period, in which event the time permitted to the Tenant to cure such default shall be extended for as long as shall be reasonably necessary to cure such default, provided the Tenant commences promptly and proceeds diligently to cure such default, and provided further that such period of time shall not be so extended as to jeopardize the interest of the Landlord in this Lease or so as to subject the Landlord or the Tenant to any civil or criminal liabilities; (3) filing by the Tenant in any court pursuant to any statutes, either of the United States or any state, of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the Tenant's property, or an assignment by the Tenant for the benefit of creditors; (4) filing against the Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency or for reorganization, or for appointment of a receiver or trustee of all or a portion of the Tenant's property, if within ninety days after the commencement of any such proceeding against the Tenant such petition shall not have been dismissed.

         A. Upon the occurrence of an event of default, the Landlord at any time thereafter may give written notice to the Tenant specifying such event of default and stating that this Lease shall terminate on the date specified in such notice, which shall be at least three days after the giving of such notice, and upon the date specified in such notice this Lease and all rights of the Tenant shall terminate. Upon the expiration of this Lease pursuant to this article, the Tenant shall peacefully surrender the Leased Premises to the Landlord, and the Landlord, at any time after such expiration, may without further notice re-enter the Leased Premises and repossess it by force, summary proceedings, ejectment, or otherwise, and may dispossess the Tenant and remove the Tenant and all other persons and property from the Leased Premises and may have, hold, and enjoy the Leased Premises and the right to receive all rental income therefrom.

         B. At any time after any such termination the Landlord may relet the Leased Premises or any part thereof, in the name of the Landlord or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as the Landlord, in its reasonable discretion, may determine, and may collect and receive the rent therefor. The Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

         C. No such termination of this Lease shall relieve the Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the Leased Premises or any part thereof shall have been relet, the Tenant shall pay to the Landlord the rent and additional rent required to be paid by the Tenant up to the time of such termination and thereafter the Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to the Landlord for, and shall pay to the Landlord, as and for liquidated and agreed current damages for the Tenant's default: (1) The equivalent of the amount of the rent and additional rent which would be payable under this Lease by the Tenant if this Lease were still in effect, less (2) The net proceeds of any reletting effected pursuant to the provisions of paragraph B of this article, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of such reletting. The Tenant shall pay such current damages, herein called deficiency, to the Landlord monthly on the days on which the rent and additional rent would have been payable under this Lease if this Lease were still in effect. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain damages by reasons of such termination.

         D. The Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end. The Tenant, for and on behalf of itself and all persons claiming through or under the Tenant, also waives any right of redemption or reentry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by the Landlord. In case of any litigation under this Lease, the Landlord and the Tenant, so far as permitted by law, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Tenant's use or occupancy of the Leased Premises, or any claim of injury or damage; and further agree that the party not in default shall be entitled to recover, from the party in default, all costs and reasonable attorney's fees incurred by the non-defaulting party in enforcing its rights under this Lease.

         E. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

         F. Any amounts not paid by Tenant to Landlord when due shall draw interest at the rate of twelve percent per annum from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         G. No assent, express or implied, to any breach of one or more of the covenants or terms of this Lease shall be deemed or construed to be a waiver of any succeeding or other breach.

         H. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease agreement shall be limited to Landlord's interest in the Leased Premises.

         I. In case of any litigation under this Lease, the prevailing party shall be entitled to recover reasonable attorneys fees and costs.

                                   23. Notices

         Any notice from one party to another, required by the terms of this Lease agreement, may be delivered in person to such party, or shall be delivered by first class mail, postage prepaid, and shall be deemed given one day after the date mailed, addressed to the respective parties as follows:

                  LANDLORD:                 3-G Partnership
                                            c/o Richard L. Gray
                                            1529 16th Place
                                            Longmont, Colorado  80501

                                            Copy to:
                                            John W. Gaddis, Esq.
                                            Bernard, Lyons & Gaddis, P.C.
                                            515 Kimbark Street
                                            Longmont, Colorado  80501

                    TENANT:                 Western Pipe Supply Co., Inc.
                                            4275 Forest Street
                                            Denver, Colorado  80216

         Each party may notify the other of any change in such mailing address by a notice given in the manner required above.

                               24. Binding Effect

         This Lease shall bind and extend to the heirs, representatives, successors, and assigns of the parties hereto.

                25. Option to Purchase During Original Lease Term

         During the original five year lease term, Tenant shall have an option to purchase the Leased Premises. However, in order to exercise this option, Tenant must also contemporaneously exercise its option to purchase 5690 Valmont, granted in the LEASE AGREEMENT FOR 5690 VALMONT, BOULDER, COLORADO. In the first year of the Lease, the purchase price shall be $525,000. The purchase price shall escalate 5% per year. This option shall terminate May ____, 2004. This option shall be deemed validly and effectively exercised if notice of the exercise thereof is either mailed by certified mail or delivered in person to Landlord in the manner provided for notices under this Lease at any time after May ____, 1999, and prior to May ____, 2004 (the "Option Period"). If the option is exercised by Tenant, the purchase shall be closed within sixty (60) days after giving notice of exercise, pursuant to customary terms and conditions as set forth in the standard contract approved by the Colorado Real Estate Commission.

         Within fifteen (15) days after the notice date of Tenant's election to exercise said option, Landlord shall furnish Tenant, at Landlord's expense, a commitment for an owner's policy of title insurance issued by a title insurance company satisfactory to Tenant. All premiums, fees, and costs of such title insurance shall be paid by seller at or before closing. Tenant may survey the property at its election and expense.

         At closing, Tenant shall pay the purchase price in cash to Landlord and Landlord shall execute, acknowledge, and deliver to Tenant, or its nominee, a Special Warranty Deed, conveying the Leased Premises to Tenant, or its nominee subject to liens, encumbrances, covenants, restrictions, rights of way, and reservations of record as of the date hereof, provided any encumbrances remaining against the Leased Premises shall be credited against the purchase price. Possession of the Leased Premises shall be delivered to Tenant, or its nominee, at the closing.

         This option shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns including assignees of this Lease permitted pursuant to paragraph 18 hereof. However, the option granted herein may not be otherwise assigned without Landlord's written consent.

         The parties shall enter into a Memorandum of Option Agreement which may be recorded by Tenant at its sole discretion.

         Rents shall be prorated as of the date of closing. The terms and provisions of this Lease shall continue in effect until closing. Upon payment of the purchase price and delivery of the deed to Tenant pursuant to this option, this Lease and all obligations of Tenant hereunder shall terminate except for any indemnities set forth in the Lease for the period of time for which Tenant leased the Premises from Landlord.

                26. Option to Purchase If Lease Term is Extended

         If the Tenant has renewed this Lease for an additional five (5) year term pursuant to paragraph 3 above, then Tenant shall be granted an additional five year option to purchase the Leased Premises for a purchase price equal to the value established pursuant to the appraisal provisions set forth below. However, in order to exercise this option, Tenant must also contemporaneously exercise its option to purchase 5690 Valmont, granted in the LEASE AGREEMENT FOR 5690 VALMONT, BOULDER, COLORADO.

         This option shall be deemed validly and effectively exercised if notice of the exercise thereof is either mailed by certified mail or delivered in person to Landlord in the manner provided for notices under this Lease at any time after May ____, 2004, and prior to May ____, 2009, (the "Option Period"). If the option is exercised by Tenant, the purchase shall be closed within sixty
(60) days after giving notice of the exercise of the option.

         Within fifteen (15) days after the notice date of Tenant's election to exercise said option, Landlord shall furnish Tenant, at Landlord's expense, a commitment for an owner's policy of title insurance issued by a title insurance company satisfactory to Tenant. All premiums, fees, and costs of such title insurance shall be paid by Seller at or before closing. Tenant may survey the property at its election and expense.

         At closing, Tenant shall pay the purchase price in cash to Landlord and Landlord shall execute, acknowledge, and deliver to Tenant, or its nominee, a Special Warranty deed conveying the Leased Premises to Tenant, or its nominee, subject to all liens, encumbrances, covenants, restrictions, rights of way and reservations of record.

         The option shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns; however, the option granted herein may not be assigned without landlord's written consent.

         Rents shall be prorated as of the date of closing. The terms and provisions of this Lease shall continue in effect until closing. Upon payment of the purchase price and delivery of the deed to Tenant pursuant to this option, this Lease and all obligations of Tenant hereunder shall terminate except for any indemnities set forth in the Lease for the period of time for which Tenant leased the Premises from Landlord.

         For purposes of the option granted to Tenant under this paragraph 26, the purchase price at which the option may be exercised shall be determined as follows:

         A. Within ten days of Tenant giving notice of its election to exercise its option rights, the parties shall attempt to agree upon a single MAI appraiser;

         B. In the event the parties are unable to agree upon a single MAI appraiser, Landlord and Tenant shall each designate in writing one MAI appraiser within 10 days following the Tenant's notice of election to exercise the option to purchase, and the two appraisers shall then, within ten days after the date of their appointment, agree upon the value of the real property. In the event the two appraisers are unable to agree within said ten day period, they shall themselves appoint a third MAI appraiser and the three appraisers shall set the value of the property within 10 days of the appointment of the third appraiser. The decision of a majority of the three appraisers as to the value of the real property shall control and be binding on all parties. If there is no majority opinion, the average of the two appraisals closest in value shall control and be binding on all parties. For a period of 10 days after Tenant's receipt of a written report setting forth the establishment of the value by the appraisers, Tenant shall have the option (exercisable in the manner provided above for the initial notice of exercise of the option) of purchasing the property at the value established by the appraiser(s) with the closing to occur within 30 days. If Tenant purchases the property, the Landlord and Tenant shall each bear one-half of the costs of the valuation. If Tenant elects not to purchase the property, Tenant shall bear all the costs of the valuation. If any party fails to timely designate an MAI appraiser, the opinion of the appraiser appointed by the other party as to the value of the property shall control.

         The parties shall enter into a Memorandum of Option which may be recorded by Tenant at its sole discretion.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement on the date set forth opposite their respective signatures.

LANDLORD:                                TENANT:

3-G PARTNERSHIP                          WESTERN PIPE SUPPLY CO., INC.

By                                       By
  ----------------------------             ----------------------------


                  The undersigned persons, jointly and severally, guarantee the obligations of Tenant set forth above.

----------------------------               ----------------------------

----------------------------

                                 LEASE AGREEMENT
                       FOR 5690 VALMONT, BOULDER, COLORADO

         THIS LEASE AGREEMENT, is made this ______ day of May,1999, by and between EGG Partnership, hereinafter referred to as landlord, and Western Pipe Supply Co., a Colorado corporation, as tenant,

         IN CONSIDERATION of the covenants herein, it is agreed:

                              1. Lease of Premises

         The landlord hereby leases to the tenant, and the tenant hereby leases from the landlord, a portion of the land and all improvements located at 5690 Valmont, Boulder, Colorado, more fully described on Exhibit "A" attached hereto and all easements, rights of way and all appurtenances thereto, (including shared parking with other tenants), and all fixtures attached thereto, in present condition, (the "Leased Premises").

                            2. Condition of Property

         To the best of the knowledge of Landlord, Landlord warrants and represents that the Leased Premises are in compliance with all applicable laws, rules and regulations and that the structures and systems are free of latent defects.

                                     3. Term

         The term of this Lease shall be for five (5) years, commencing at 12:01 A.M. on May ____, 1999, and ending at midnight on May ____, 2004. Provided Tenant is not then in default, Tenant shall have the option to renew this Lease for an additional term of five (5) years by giving written notice to Landlord at least 90 days prior to the expiration date of the initial term of this Lease.

                            4. Delivery of Possession

         The tenant shall be entitled to possession of the Leased Premises at commencement of the lease term.

                                    5. Rental

         Tenant shall pay to the landlord, at such place as the Landlord may designate in writing the following rent:

                                 A. Base Rental

         Rental of $775.00 per month due in advance on the fourteenth day of each month commencing May ____, 1999, and continuing to be due on the _____ day of each month thereafter until the Lease terminates. If the Lease term includes only a part of any calendar month, rental for such part of a calendar month shall be prorated accordingly.

                           B. Increase in Base Rental

         On May ____, 2000, and annually thereafter, the base rental payable by tenant shall be increased by 5 percent of the previous year's base rental amount.

                                 C. Late Charge

         Tenant will pay a late charge equal to five percent of any monthly rental payment not paid within ten days of when due.

                                     6. Use

         The tenant shall initially use and occupy the Leased Premises for purposes of a wholesale and retail sales and distribution center for irrigation and plumbing supplies, and may use and occupy the Leased Premises for any lawful purpose, and tenant shall not use or occupy nor permit the leased property or any part thereof to be used or occupied for any unlawful business, use or purpose, nor for any business, use, or purpose deemed extra-hazardous, or which would void or make voidable any insurance coverage, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations. The tenant shall indemnify the landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorney's fees, arising out of any violation of or default in this covenant by tenant.

         Tenant shall not engage in any business wherein hazardous substances are used or any hazardous materials released or threatened to be released, including, but not limited to, the business of generating, transporting, storing, treating or disposing of hazardous substances or hazardous waste except in conformance with all applicable laws and regulations concerning the use, storage and transportation of hazardous materials. Hazardous Waste or Hazardous Materials shall mean and include, any hazardous, toxic or dangerous waste, substance or material defined as such in any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et. seq; or Colo. Rev. Stat. Sections 25-16-101 et seq. or 25-15-101 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq; or any amendments or supplements thereto. The Leased Premises shall not be used for the storing or disposal of hazardous waste or for storing or disposal of hazardous substances during the term of the Lease except in conformance with all applicable laws and regulations concerning the use, storage and transportation of hazardous materials.

         Tenant shall comply with all applicable environmental laws, rules and regulations concerning the Tenant's business conducted at the Leased Premises. Tenant shall provide to Landlord copies of all reports required by environmental agencies within (15) fifteen days of filing. Tenant shall provide Landlord monthly with copies of manifests and any paperwork related to the generation, transportation and disposal of hazardous substances from the premises during the prior month. Landlord shall have the right to reasonably review Tenant's files for any reports, manifests, and other paperwork related to the terms of this paragraph in order to ensure Tenant's compliance.

                       7. Possession and Quiet Enjoyment.

         The Tenant, upon the payment of the rent and upon the performance of all the terms of this Lease, shall at all times while the Lease is in force, peaceably and quietly possess and enjoy the Leased Premises without any disturbance from the Landlord.

                           8. Maintenance and Repairs.

         All ordinary and customary maintenance, repairs and replacements to the Leased Premises shall be performed by Tenant, at its own expense, including all necessary repairs to pipes, heating systems, plumbing systems, electrical systems, window glass, doors, fixtures, interior decorations, and all other appliances and appurtenances. Such repairs ordinary as well as extraordinary, shall be made promptly, as and when necessary. All such repairs and replacements shall be in quality and class at least equal to the original work. On default of the Tenant in making such repairs or replacements, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense shall constitute and be collectable as additional rent, together with interest thereon at the rate of twelve percent per annum until paid. Landlord shall be responsible for maintaining the structural components of the Leased Premises including but not limited to, the roof, foundation, exterior walls and interior support systems unless caused by Tenant's act or negligence, in which case, Tenant shall pay for all necessary repairs and replacements to the extent not covered by insurance.

         Tenant shall be responsible for and pay for the routine maintenance of the Leased Premise's asphalt and concrete areas including the ingress and egress areas, parking lots and storage areas. For that purpose, routine maintenance shall be limited to sealing cracks in the asphalt and concrete to the extent that such cracks can effectively be repaired by sealing. In addition, Tenant shall be responsible for any damages Tenant or Tenant's invitees cause to these areas. In the event that these areas need other than routine maintenance repairs, and Tenant or Tenant's invitees have not caused the need for such repairs, Landlord will be responsible for such repairs.

         Tenant shall not allow or permit any waste of the Leased Premises, and shall keep the leased grounds free of trash or debris.

                          9. Condition Upon Surrender.

         The Tenant shall vacate the Leased Premises in the same condition in which the Premises now is, ordinary wear and tear excepted, and excepting any alterations approved by Landlord in accordance with Paragraph 10 and shall remove all of the Tenant's property, so that the Landlord can repossess the Leased Premises not later than noon on the day upon which this Lease or any extension ends, whether upon notice, holdover or otherwise. The Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other condition or covenant of this Lease. Except as otherwise provided herein, the Tenant may at any time prior to the termination of this Lease or any renewal or extension, remove all materials, equipment, and property of every other sort or nature, installed and owned by the Tenant, provided that such property is removed without substantial injury to the Leased Premises. No injury shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property. Any such property not removed shall become the property of the Landlord.

                                10. Alterations.

         The Tenant shall have the right, from time to time, to make non-structural alterations and improvements to the Leased Premises provided that prior to commencement of any such work, the Landlord shall in each case have approved in writing the plans and specifications for such work, which approval shall not be unreasonably withheld or delayed. If within ten days after such plans and specifications are submitted by the Tenant to the Landlord for such approval, the Landlord shall have not given the Tenant notice of disapproval, stating the reason for such disapproval, such plans and specifications shall be considered approved by the Landlord. All work done by Tenant shall conform to all applicable governmental regulations and requirements with all required permits to be paid for by Tenant. Further, in connection with any improvements and alterations to the Leased Premises, Tenant shall indemnify the Landlord from any lien arising out of any such work performed or materials furnished, and shall indemnify and hold harmless the Landlord from any liability or loss, of any type or nature, including reasonable attorney's fees, arising out of any lien or claim based on work performed or materials furnished. Landlord shall have the right to require Tenant to furnish adequate bond or other security acceptable to Landlord for payment of any such work performed by Tenant, and shall have the right to require adequate lien waivers on any such work performed by Tenant. Landlord shall also have the right to post notice of non-liability for any such work, at appropriate places in the Leased Premises. Landlord shall not be responsible for any building code violations of which Tenant may incur due to Tenant's remodeling even if Landlord approves Tenant's remodeling plans, and Tenant shall be liable for any code violations and the cost to restore the premises into a condition in compliance with applicable codes.

                                   11. Signs.

         Tenant shall place no signs on the Leased Premises without prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All signs shall comply with applicable sign codes and shall be at Tenant's expense. Landlord makes no representation as to the availability of signage rights under applicable codes and Tenant shall make its own determination of applicable codes.

                           12. Taxes and Assessments.

         The Tenant shall pay as additional rent, 25% of the real estate taxes, assessments, as they become due and payable, and other charges assessed against the entire parcel known as 5690 Valmont, Boulder, Colorado, as shall, from and after the date hereof, be assessed upon the Leased Premises and any appurtenances or improvements to the extent the same are levied with respect to any period of time after commencement of this Lease. The Tenant may in good faith contest, by appropriate proceeding and at the Tenant's expense, in the Landlord's or Tenant's name, whenever necessary, any assessment, and may defer payment thereof, provided that Tenant shall deposit with Landlord a sum which shall be at least twenty-five percent (25%) greater than the amount of the item so contested plus interest and penalties. The Landlord may pay such contested item out of any sums so deposited in case of undue delay in the prosecution of such proceeding or if Landlord deems it necessary for the protection of the Leased Premises. Landlord shall refund any excess monies held on deposit after payment or conclusion of the dispute.

                                 13. Utilities.

         Landlord represents that all customary utilities are available for service to the Leased Premises. The Landlord shall not be required to furnish to Tenant any facilities or services of any kind, such as but not limited to, water, hot water, heat, gas electricity, light, and power. The Tenant shall be responsible for all expenses related to utility charges to the Leased Premises.

                                 14. Insurance.

         Tenant shall insure the premises against loss by fire, flood, or other casualty normally covered under property damage insurance coverages in an amount to cover full replacement cost of the improvements on the Landlord's property.

         In addition, Tenant shall maintain, at the sole expense of the Tenant, the following insurance throughout the term of this Lease:

                                  A. Liability.

         Claims for liability and property damage under a comprehensive general broad form liability policy with limits of not less than a $1,000,000.00 combined single limit liability policy.

                             B. Tenant Improvements.

         Insurance covering all of Tenant's leasehold improvements, alterations, additions or improvements to the Premises, in an amount not less than 100 percent (100%) of their full replacement cost from time to time during the term of this Lease, providing protection against any peril included within a broad form policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate due to destruction of the premises as provided below.

                                    C. Other.

         Against such other hazards and in such amounts as the holder of any mortgage or deed of trust to which this Lease is subordinate may reasonably require from time to time.

                D. Other Provisions Regarding Tenant's Insurance.

         All insurance required of Tenant in this Lease shall be effected under enforceable policies issued by insurors of recognized responsibility licensed to do business in this State. At least fifteen days prior to the expiration date of any such policy, a certificate evidencing such insurance shall be delivered by the Tenant to the Landlord. Within fifteen days after the premium on any policy shall become due and payable, the Landlord shall be furnished with satisfactory evidence of its payment. All policies of insurance shall name the Landlord as an additional insured and the Tenant as the insured, as their respective interests may appear. At the request of the Landlord any insurance policy shall be made payable to the holders of any master lease, mortgage or deeds of trust to which this Lease is at any time subordinate, as the interest of such holders may appear. To the extent obtainable, all policies shall contain an agreement by the insurors that any loss shall be payable to the Landlord or the holder of any such mortgage or deed of trust, notwithstanding any act or negligence of the Tenant which might otherwise result in forfeiture of such insurance, and that such policies shall not be canceled except upon ten (10) days prior written notice to the Landlord or the holders of any mortgage or deed of trust to whom loss may be payable, and that the coverage afforded thereby shall not be affected by the performance of any work in or about the Leased Premises.

         If the Tenant provides any insurance required of Tenant by this Lease in the form of a blanket policy, the Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Leased Premises.

         If the definition of insurance industry policy language relating to broad form insurance or other term changes, the insurance requirements hereunder shall be modified to conform to the existing insurance industry language, however, the coverages required under this Lease shall not be less than those existing at the time of the effective beginning date of this Lease.

                               15. Right of Entry.

         Upon reasonable notice by Landlord to Tenant, the Landlord and its representatives may enter the Leased Premises at any reasonable time for the purpose of inspecting the Leased Premises, reading meters, performing any work which the Landlord elects to undertake made necessary by reason of Tenant's default under the terms of this Lease, exhibiting the Leased Premises for sale, Lease, or mortgage financing, or posting notices of non-responsibility under any mechanic's lien law.

                              16. Casualty Damage.

         If the Leased Premises, shall be so damaged by fire or other casualty as to render them wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty
(180) working days, then this Lease shall cease and terminate from the date of the occurrence of such damage; and Tenant thereupon shall surrender to Landlord the Premises and all interest hereunder, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent and other charges duly apportioned, up to the time of such termination of this Lease.

         If, however, the damage shall be such that said architect shall certify that the Premises can be made tenantable within a one hundred eighty (180) day period, then, except as hereinafter provided Landlord shall, repair the damage in a competent manner to the extent of the insurance proceeds received by Landlord.

         If the fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of Tenant, its agents, servants or employees, or by any other person entering upon the Premises under express or implied invitation of Tenant, such injury shall be repaired by Landlord only to the extent of the insurance proceeds received by Landlord, and any additional costs of necessary repairs shall be at Tenant's expense.

         Notwithstanding the foregoing, in the event the holder of a mortgage granted by the owner of the property, covering the Leased Premises, fails to authorize the repair or restoration of the Premises or fails to release the insurance proceeds, then this Lease shall terminate as of the date Landlord notifies Tenant of such event and the rental payments and other charges due under the Lease shall be apportioned to the date of occurrence of the damage.

                                17. Condemnation.

         If the whole of the Leased Premises or such portion thereof which will make the Leased Premises unsuitable for the purposes herein leased, is condemned for any public use or purpose by any legally constituted authority, then in either of such events this Lease shall terminate from the time when possession is taken by such public authority and rental shall be accounted for as of the date of the surrender of possession. Landlord, or the owner of the Leased Premises, shall receive the entire award or consideration for the lands and improvements taken up to the amount of the then applicable Option Purchase Price and Tenant waives any claim to such award, except that Tenant may separately claim and recover from the condemning authority the value of any personal property owned by Tenant and the value of the Leased Premises in excess of the applicable Option Purchase Price.

                         18. Assignment and Subletting.

         The Tenant shall not assign, mortgage, or encumber this Lease, nor sublet or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that any subletting may be subject to Landlord obtaining the consent of the holder of any mortgage on the property. If this Lease is assigned, or if the Leased Premises or any part thereof is sublet, or occupied by anyone other than the Tenant, the Landlord may, after default by the Tenant, collect rent from the assignee, sub-tenant, or occupant and apply the net amount collected against all rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-tenant, or occupant as tenant, or a release of Tenant from further performance by the Tenant of the covenants in this Lease. The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting.

                         19. Subordination to Mortgage.

         This Lease shall be subject and subordinate at all times to the lien of any existing and/or future mortgages and trust deeds on the Leased Premises. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination the Tenant will, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages or trust deeds as may be desired by the mortgagee or holder of such trust deeds. The Tenant hereby appoints the Landlord as his attorney in fact, irrevocably, to execute and deliver any such instrument for the Tenant. Tenant further agrees at any time and from time to time upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing mortgage or deed of trust encumbering the Leased Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant shall supply to Landlord a corporate resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so, if Tenant is a corporation.

         Tenant agrees with Lender, Owner and Landlord that if there is a foreclosure of any such mortgage or deed of trust and pursuant to such foreclosure, the Public Trustee or other appropriate officer executes and delivers a deed to the lender or its designee to the Leased Premises, or in the event Owner conveys the Leased Premises to the lender or its designee in lieu of foreclosure, Tenant will attorn to such grantee of the Leased Premises, rather than to Landlord, to perform all of Tenant's obligations under the Lease, and neither Lender nor Tenant shall have the right to terminate the Lease by reason of the foreclosure or deed given in lieu thereof. Landlord shall deliver to Tenant at the time of execution hereof a reasonable Attornment and Non Disturbance Agreement.

                                 20. Indemnity.

         The Tenant shall indemnify and hold harmless the Landlord from and against all liabilities, penalties, damages, judgments, and expenses, including reasonable attorney's fees incurred by Landlord in defending or satisfying any claim of any type or nature, including personal injury claims or property damage claims, arising out of the use, occupancy, or control of the leased property or any of its appurtenances by Tenant. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all claims, losses, liabilities, penalties, damages, judgments, and expenses, including reasonable attorney's fees incurred by Tenant in defending or satisfying any claim of any type or nature, including personal injury claims or property damages claims, arising out of the use, occupancy, or control of the leased property or any of its appurtenances prior to closing by Tenant. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith (including but not limited to attorney's fees and expenses), arising directly or indirectly from any releases or discharges at the Leased Premises of any Hazardous Materials as defined in Section 6 hereof), in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of Hazardous Materials at the Leased Premises by Tenant or any employees, agents, contractors or subcontractors of Tenant or other persons occupying or present on the Leased Premises (except Landlord, its agents, contractors and employees) at the invitation of Tenant during the term of this Lease. The foregoing indemnity shall include any residual contamination on or under the Leased Premises or affecting any natural resources and to any contamination of any of the Leased Premises and/or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials by or on behalf of Tenant and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances.

                                  21. Security.

         Landlord has waived the requirement of a security deposit.

                                  22. Default.

         The occurrence of any of the following shall constitute an event of default: (1) Delinquency for more than six (6) days in the due and punctual payment of any rent or additional rent payable under this Lease; (2) Delinquency by the Tenant in the performance of or compliance with any conditions contained in this Lease other than those referred to in the foregoing subparagraph (1), for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, except for any default not susceptible of being cured within such thirty (30) day period, in which event the time permitted to the Tenant to cure such default shall be extended for as long as shall be reasonably necessary to cure such default, provided the Tenant commences promptly and proceeds diligently to cure such default, and provided further that such period of time shall not be so extended as to jeopardize the interest of the Landlord in this Lease or so as to subject the Landlord or the Tenant to any civil or criminal liabilities; (3) filing by the Tenant in any court pursuant to any statutes, either of the United States or any state, of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the Tenant's property, or an assignment by the Tenant for the benefit of creditors; (4) filing against the Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency or for reorganization, or for appointment of a receiver or trustee of all or a portion of the Tenant's property, if within ninety days after the commencement of any such proceeding against the Tenant such petition shall not have been dismissed.

         A. Upon the occurrence of an event of default, the Landlord at any time thereafter may give written notice to the Tenant specifying such event of default and stating that this Lease shall terminate on the date specified in such notice, which shall be at least three days after the giving of such notice, and upon the date specified in such notice this Lease and all rights of the Tenant shall terminate. Upon the expiration of this Lease pursuant to this article, the Tenant shall peacefully surrender the Leased Premises to the Landlord, and the Landlord, at any time after such expiration, may without further notice re-enter the Leased Premises and repossess it by force, summary proceedings, ejectment, or otherwise, and may dispossess the Tenant and remove the Tenant and all other persons and property from the Leased Premises and may have, hold, and enjoy the Leased Premises and the right to receive all rental income therefrom.

         B. At any time after any such termination the Landlord may relet the Leased Premises or any part thereof, in the name of the Landlord or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as the Landlord, in its reasonable discretion, may determine, and may collect and receive the rent therefor. The Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

         C. No such termination of this Lease shall relieve the Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the Leased Premises or any part thereof shall have been relet, the Tenant shall pay to the Landlord the rent and additional rent required to be paid by the Tenant up to the time of such termination and thereafter the Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to the Landlord for, and shall pay to the Landlord, as and for liquidated and agreed current damages for the Tenant's default: (1) The equivalent of the amount of the rent and additional rent which would be payable under this Lease by the Tenant if this Lease were still in effect, less (2) The net proceeds of any reletting effected pursuant to the provisions of paragraph B of this article, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of such reletting. The Tenant shall pay such current damages, herein called deficiency, to the Landlord monthly on the days on which the rent and additional rent would have been payable under this Lease if this Lease were still in effect. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain damages by reasons of such termination.

         D. The Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end. The Tenant, for and on behalf of itself and all persons claiming through or under the Tenant, also waives any right of redemption or reentry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by the Landlord. In case of any litigation under this Lease, the Landlord and the Tenant, so far as permitted by law, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Tenant's use or occupancy of the Leased Premises, or any claim of injury or damage; and further agree that the party not in default shall be entitled to recover, from the party in default, all costs and reasonable attorney's fees incurred by the non-defaulting party in enforcing its rights under this Lease.

         E. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

         F. Any amounts not paid by Tenant to Landlord when due shall draw interest at the rate of twelve percent per annum from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         G. No assent, express or implied, to any breach of one or more of the covenants or terms of this Lease shall be deemed or construed to be a waiver of any succeeding or other breach.

         H. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease agreement shall be limited to Landlord's interest in the Leased Premises.

         I. In case of any litigation under this Lease, the prevailing party shall be entitled to recover reasonable attorneys fees and costs.

                                   23. Notices

         Any notice from one party to another, required by the terms of this Lease agreement, may be delivered in person to such party, or shall be delivered by first class mail, postage prepaid, and shall be deemed given one day after the date mailed, addressed to the respective parties as follows:

                  LANDLORD:                 EGG Partnership
                                            c/o Elysse Grinnell
                                            339 Pratt Street
                                            Longmont, Colorado  80501

                                            Copy to:
                                            John W. Gaddis, Esq.
                                            Bernard, Lyons & Gaddis, P.C.
                                            515 Kimbark Street
                                            Longmont, Colorado  80501

                    TENANT:                 Western Pipe Supply Co., Inc.
                                            4275 Forest Street
                                            Denver, Colorado  80216

         Each party may notify the other of any change in such mailing address by a notice given in the manner required above.

                               24. Binding Effect

         This Lease shall bind and extend to the heirs, representatives, successors, and assigns of the parties hereto.

                25. Option to Purchase During Original Lease Term

         During the original five year lease term, Tenant shall have an option to purchase the Leased Premises. However, in order to exercise this option, Tenant must also contemporaneously exercise its option to purchase 5700 Valmont granted under the LEASE AGREEMENT FOR 5700 VALMONT, BOULDER, COLORADO. In the first year of the Lease, the purchase price shall be $275,000. The purchase price shall escalate 5% per year. This option shall terminate May ____, 2004. This option shall be deemed validly and effectively exercised if notice of the exercise thereof is either mailed by certified mail or delivered in person to Landlord in the manner provided for notices under this Lease at any time after May ____, 1999, and prior to May ____, 2004 (the "Option Period"). If the option is exercised by Tenant, the purchase shall be closed within sixty (60) days after giving notice of exercise, pursuant to customary terms and conditions as set forth in the standard contract approved by the Colorado Real Estate Commission.

         Within fifteen (15) days after the notice date of Tenant's election to exercise said option, Landlord shall furnish Tenant, at Landlord's expense, a commitment for an owner's policy of title insurance issued by a title insurance company satisfactory to Tenant. All premiums, fees, and costs of such title insurance shall be paid by seller at or before closing. Tenant may survey the property at its election and expense.

         At closing, Tenant shall pay the purchase price in cash to Landlord and Landlord shall execute, acknowledge, and deliver to Tenant, or its nominee, a Special Warranty Deed, conveying the Leased Premises to Tenant, or its nominee subject to liens, encumbrances, covenants, restrictions, rights of way, and reservations of record as of the date hereof, provided any encumbrances remaining against the Leased Premises shall be credited against the purchase price. Possession of the Leased Premises shall be delivered to Tenant, or its nominee, at the closing.

         This option shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns, including assignees of this Lease permitted pursuant to paragraph 18 hereof. However, the option granted herein may not be otherwise assigned without Landlord's written consent.

         Rents shall be prorated as of the date of closing. The terms and provisions of this Lease shall continue in effect until closing. Upon payment of the purchase price and delivery of the deed to Tenant pursuant to this option, this Lease and all obligations of Tenant hereunder shall terminate except for any indemnities set forth in the Lease for the period of time for which Tenant leased the Premises from Landlord.

         The parties shall enter into a Memorandum of Option Agreement which may be recorded by Tenant at its sole discretion.

                26. Option to Purchase If Lease Term is Extended

         If the Tenant has renewed this Lease for an additional five (5) year term pursuant to paragraph 3 above, then Tenant shall be granted an additional five year option to purchase the Leased Premises for a purchase price equal to the value established pursuant to the appraisal provisions set forth below. However, in order to exercise this option, Tenant must also contemporaneously exercise its option to purchase 5700 Valmont granted under the LEASE AGREEMENT FOR 5700 VALMONT, BOULDER, COLORADO.

         This option shall be deemed validly and effectively exercised if notice of the exercise thereof is either mailed by certified mail or delivered in person to Landlord in the manner provided for notices under this Lease at any time after May ____, 2004, and prior to May ____, 2009, (the "Option Period"). If the option is exercised by Tenant, the purchase shall be closed within sixty
(60) days after giving notice of the exercise of the option.

         Within fifteen (15) days after the notice date of Tenant's election to exercise said option, Landlord shall furnish Tenant, at Landlord's expense, a commitment for an owner's policy of title insurance issued by a title insurance company satisfactory to Tenant. All premiums, fees, and costs of such title insurance shall be paid by Seller at or before closing. Tenant may survey the property at its election and expense.

         At closing, Tenant shall pay the purchase price in cash to Landlord and Landlord shall execute, acknowledge, and deliver to Tenant, or its nominee, a Special Warranty deed conveying the Leased Premises to Tenant, or its nominee, subject to all liens, encumbrances, covenants, restrictions, rights of way and reservations of record.

                  The option shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns; however, the option granted herein may not be assigned without landlord's written consent.

         Rents shall be prorated as of the date of closing. The terms and provisions of this Lease shall continue in effect until closing. Upon payment of the purchase price and delivery of the deed to Tenant pursuant to this option, this Lease and all obligations of Tenant hereunder shall terminate except for any indemnities set forth in the Lease for the period of time for which Tenant leased the Premises from Landlord.

         For purposes of the option granted to Tenant under this paragraph 26, the purchase price at which the option may be exercised shall be determined as follows:

         A. Within ten days of Tenant giving notice of its election to exercise its option rights, the parties shall attempt to agree upon a single MAI appraiser;

         B. In the event the parties are unable to agree upon a single MAI appraiser, Landlord and Tenant shall each designate in writing one MAI appraiser within 10 days following the Tenant's notice of election to exercise the option to purchase, and the two appraisers shall then, within ten days after the date of their appointment, agree upon the value of the real property. In the event the two appraisers are unable to agree within said ten day period, they shall themselves appoint a third MAI appraiser and the three appraisers shall set the value of the property within 10 days of the appointment of the third appraiser. The decision of a majority of the three appraisers as to the value of the real property shall control and be binding on all parties. If there is no majority opinion, the average of the two appraisals closest in value shall control and be binding on all parties. For a period of 10 days after Tenant's receipt of a written report setting forth the establishment of the value by the appraisers, Tenant shall have the option (exercisable in the manner provided above for the initial notice of exercise of the option) of purchasing the property at the value established by the appraiser(s) with the closing to occur within 30 days. If Tenant purchases the property, the Landlord and Tenant shall each bear one-half of the costs of the valuation. If Tenant elects not to purchase the property, Tenant shall bear all the costs of the valuation. If any party fails to timely designate an MAI appraiser, the opinion of the appraiser appointed by the other party as to the value of the property shall control.

         The parties shall enter into a Memorandum of Option which may be recorded by Tenant at its sole discretion.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement on the date set forth opposite their respective signatures.

LANDLORD:                                TENANT:

EGG PARTNERSHIP                          Western Pipe Supply Co., Inc.



By                                       By
  ----------------------------             ----------------------------


                  The undersigned persons, jointly and severally, guarantee the obligations of Tenant set forth above.

----------------------------             ----------------------------

----------------------------

                                                                       EXHIBIT B



                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of May 24, 1999 among CPS Distributors, Inc., a Colorado corporation (the "Buyer"), and Western Pipe Supply Co., Inc., a Colorado corporation (the "Company"), on the one hand, and Bruce J. Grinnell, Jr. (the "Shareholder"), on the other.

                                    Recitals

         Pursuant to the Stock Purchase Agreement (the "Purchase Agreement") of even date herewith between the Buyer and the Shareholder, the Buyer is acquiring all of the stock of the Company. The Shareholder was the sole shareholder of the Company prior to that acquisition.

         The execution and delivery of this Agreement is a condition precedent to the obligations of the parties to the Purchase Agreement to consummate the transactions contemplated by the Purchase Agreement. The Shareholder will receive substantial direct economic benefits from the consummation of those transactions.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, in order to fulfill a condition to the obligations of the parties under the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. Noncompetition.

                  (a) The Shareholder covenants and agrees that, for a period of ten years after the date of this Agreement, without the prior written consent of the Buyer, neither the Shareholder nor any of his Affiliates (terms capitalized but not defined herein are used as defined in the Purchase Agreement) will engage, anywhere in the State of Colorado or Wyoming, directly or indirectly, as an owner of a voting, equity or profits interest (or any option or right to acquire a voting, equity or profits interest), director, officer, employee, consultant, representative, principal, agent, lender or guarantor of indebtedness or otherwise, in any business involving the wholesale or retail sale or distribution of any of the following products: irrigation products, plumbing products, electrical products and products for use in water and sewer distribution and collection systems; provided, however, that Shareholder shall not be prohibited from working directly for a manufacturer of such products in connection with the sale of such products by the manufacturer to wholesale distributors.

                  (b) Notwithstanding the provisions of Section 1(a), this Agreement will not be deemed to prohibit the Shareholder or any of his Affiliates from owning equity securities of another Person engaged in an activity that, if engaged in by the Shareholder, would be prohibited by Section 1(a), so long as the equity securities so owned by the Shareholder and all of his Affiliates are of a class of equity security registered under the Securities Exchange Act of 1934, as amended, and do not represent, in the aggregate, more than 2% of the voting power of all outstanding equity securities of, or more than 2% of the profits interests in, the issuer thereof.

         2. No Competitive Hiring. The Shareholder covenants and agrees that for a period of ten years after the date of this Agreement, he will not, and will cause his Affiliates not to, directly or indirectly solicit for employment any employee of the Company (except any employee whose employment with the Company has terminated) without the Company's prior written consent.

         3. Corporate Opportunities. The Shareholder covenants and agrees that for a period of ten years after the date of this Agreement, the Shareholder will, and will cause his Affiliates to, promptly refer to the Company any information or inquiry received by the Shareholder or any of his Affiliates concerning any potential business opportunity within the scope of the business of the Company.

         4. Termination Upon Default. The obligations of Shareholder under Sections 1, 2 and 3 shall terminate if (a) the Buyer fails to make any payment due under its Subordinated Promissory Note of even date herewith payable to Shareholder in the principal amount of One Million One Hundred and Seventy Seven Thousand One Hundred and Ten Dollars ($1,177,110) (the "Note") and such failure continues for 30 days after notice of nonpayment from Shareholder or (b) the holder of any Senior Indebtedness (as defined in the Note) declares a default thereunder and accelerates the maturity of the principal amount thereof, unless such default is cured or such Senior Indebtedness is paid within 30 days after the default is declared.

         5. Specific Performance. The Shareholder acknowledges and agrees that any breach of his covenants set forth herein will result in irreparable damage to the Buyer and the Company for which damages at law will not alone provide an adequate remedy. Therefore, the parties agree that the Buyer and the Company may in their sole discretion seek temporary and permanent orders from any court of competent jurisdiction enjoining any breach of such covenants, without prejudice to any other right or remedy to which the Buyer and the Company may be entitled at law, in equity or under this Agreement.

         6. Arbitration. Except as provided in Section 5, any dispute arising under this Agreement shall be submitted to binding arbitration in Denver, Colorado. The arbitration shall be conducted under the auspices of the Judicial Arbiter Group or another arbitral body selected by the parties. Judgment on an award of the arbitrator may be entered by any court of competent jurisdiction. The arbitrator shall have the authority to grant equitable relief. The prevailing party in any arbitration shall be entitled to recover, in addition to any other relief awarded by the arbitrator, its reasonable costs and expenses, including attorneys' fees, of preparing for and participating in the arbitration. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis he deems appropriate to reflect the costs of the issues on which each party prevailed.

         7. Severability. The parties agree that the restrictions on the Shareholder set forth herein are reasonable and fair in light of the transactions contemplated hereby and by the Purchase Agreement. The parties acknowledge that the 10-year term of this Agreement is designed to coincide with the period over which the Note will be paid. Although that term is long, it is agreed to be reasonable as part of the transactions contemplated by the Purchase Agreement. Whenever possible, each provision of this Agreement will be interpreted so as to be fully effective and valid under applicable law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable against the Shareholder in any respect as written, such provision will be automatically modified to the minimum extent necessary to make it enforceable and the provision as so modified will be enforced, without invalidating any other provision of this Agreement. This Agreement constitutes a fully negotiated agreement between the parties, each with the aid and assistance of legal counsel. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and will be construed and interpreted as though drafted by all the parties to this Agreement.

         8. Miscellaneous.

                  (a) Modification; Waiver. This Agreement may be amended, and any right or remedy hereunder may be waived, only in a writing signed by the parties hereto. Any failure by a party hereto to insist upon strict compliance with any term, covenant or condition hereof will not be deemed to be a waiver of such term, covenant or condition, nor will the relinquishment of any right or power hereunder by a party hereto at any one or more times be deemed a waiver or relinquishment of such right or power by such party at any other time or times.

                  (b) Extension of Period. The period of time set forth in
Section 1 shall be extended by the length of time during which the Shareholder or any of his Affiliates is in breach of the provisions of such Section.

                  (c) Inurement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.

                  (d) Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (e) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by the parties, written or oral, which may relate to the subject matter hereof.

                  (f) CHOICE OF LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF COLORADO WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES.

                  (g) Notices. All notices hereunder shall be in writing. Any notice hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as follows: (i) if to the Shareholder: Bruce J. Grinnell, Jr., 339 Pratt, Longmont, Colorado 80501; or (ii) if to Buyer or the Company: CPS Distributors, Inc., 4275 Forest Street, Denver, Colorado 80216, Attn: President, Telecopy: (303) 394-2667. Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address or facsimile number to which notices hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

                                            CPS Distributors, Inc.


                                            By:
                                               ---------------------------------
                                               Carl J. Bentley, President


                                            Western Pipe Supply Co., Inc.


                                            By:
                                               ---------------------------------
                                               Bruce J. Grinnell, Jr., President



                                               ---------------------------------
                                               Bruce J. Grinnell, Jr.

                                                                       EXHIBIT C

                          SUBORDINATED PROMISSORY NOTE


$1,177,110                                                          May 24, 1999


                  FOR VALUE RECEIVED, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation (the "Maker"), promises to pay Bruce J. Grinnell, Jr. (the "Payee"), at 339 Pratt Street, Longmont, Colorado 80501, in lawful money of the United States of America and in immediately available funds, the principal amount of One Million One Hundred Seventy Seven Thousand One Hundred Ten Dollars ($1,177,110), subject to the terms and conditions set forth below. Maker further promises to pay interest which shall accrue at the rate of eight percent (8%) per annum on the unpaid principal amount hereof from time to time outstanding. Interest shall be computed on the basis of a 365 day year.

                  1. Payment and Prepayment. The principal and interest of this Subordinated Note shall be payable in 119 equal monthly installments of $14,281.59 each, and a final installment of $14,281.59, commencing on June 24, 1999 and continuing on the 24th day of each succeeding month until paid in full. Maker may from time to time prepay this Subordinated Note in whole or in part without premium or penalty.

                  2. Default Interest. If any amount owing hereunder, whether for principal or interest, is not paid when due or declared due hereunder, the overdue amount shall bear interest at the rate of twelve percent (12%) per annum, payable on demand.

                  3. Subordination. This Subordinated Note is subordinate to all Senior Indebtedness of the Maker. For that purpose, Senior Indebtedness means all indebtedness of the Maker or any corporation that directly or indirectly owns the Maker, or that is directly or indirectly under common ownership with the Maker, for borrowed money, including all indebtedness under leases that are required to be capitalized under generally accepted accounting principles. Without limiting the foregoing, no payments in respect of this Subordinated Note shall be paid:

                  (a) Upon liquidation of Maker, until all existing and future Senior Indebtedness is paid in full;

                  (b) Upon a payment default on any existing or future Senior Indebtedness, until such default is cured or waived; or

                  (c) Upon a covenant default on any existing or future Senior Indebtedness, which default permits the holder thereof to accelerate the maturity thereof, until such default is cured or waived.

                  This Subordinated Note is further subject to that certain Subordination Agreement dated May 24, 1999 (the "Subordination Agreement"), among the Maker, the Payee, and Norwest Bank Colorado, N.A. (the "Bank"), which Subordination Agreement is made a part hereof by this reference. If the Maker proposes to enter into other agreements with the holders of Senior Indebtedness, the Payee agrees at the request of the Maker to execute reasonable subordination agreements with such holders. For that purpose, a subordination agreement that is not materially different from the Subordination Agreement in its impact on the Payee and this Subordinated Note shall be deemed reasonable.

                  The consent of the Payee shall not be required for the creation of additional Senior Indebtedness or for any extension, renewal, refinancing or modification of existing Senior Indebtedness. However, within a reasonable time after any of the foregoing events (except for minor amendments to existing agreements), the Maker shall provide the Payee with copies of the documents governing the new or modified Senior Indebtedness, to the extent not previously furnished.

                  Except as expressly provided above or in the Subordination Agreement or any similar agreement hereafter executed by the Payee, nothing contained in this Note shall prevent the Payee from declaring a default hereunder or exercising any remedy to enforce this Note.

                  4. Application of Payments; Holidays, Etc. All payments received by Payee in respect of this Subordinated Note shall be applied first to accrued and unpaid interest hereon, and then to outstanding principal hereof. If any payment on this Subordinated Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of Colorado are authorized or required by law to close under the laws of such State, such payment shall instead become due and payable on the immediately following business day and, in the case of any payment of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  5. Covenants. Maker covenants and agrees that, so long as any amounts remain outstanding under this Subordinated Note:

                     (a) the Maker will maintain its corporate existence;

                     (b) the Maker will not sell or otherwise dispose of all or substantially all of its assets or enter into any merger or consolidation other than in the ordinary course of business;

                     (c) the Maker will furnish to the Payee the annual and quarterly reports of the Maker's ultimate parent, HIA, Inc., a New York corporation ("HIA"), to the Securities and Exchange Commission promptly after each such report is filed;

                     (d) the Maker will furnish such other information concerning the Maker, its subsidiary, Western Pipe Supply Co., a Colorado corporation, or HIA as the Payee may reasonably request, subject to Payee's execution of a reasonably satisfactory confidentiality agreement to prevent misuse or disclosure of non-public information; and

                     (e) the Maker will promptly notify the Payee of the occurrence of a default, as defined in paragraph 6, or any condition or event that would constitute a default with the giving of notice or passage of time, or any material adverse change in the financial condition of Buyer.

                  6. Default. The Maker shall be in default under this Subordinated Note upon the occurrence of any of the following:

                     (a) the Maker fails to make any payment of principal or interest hereunder within 10 days after it becomes due;

                     (b) the Maker fails to perform any of its covenants under paragraph 5 above; provided, however, that (i) no default shall arise under paragraph 5(a) if the failure to maintain corporate existence was unintentional and the Maker promptly takes appropriate steps to reinstate its existence; (ii) no default shall arise under paragraph 5(c) or (d) unless the failure to furnish reports or information continues for 30 days after written notice of such failure is given by the Payee; and (iii) no default shall arise under paragraph 5(e) unless the failure to give notice has a material adverse effect upon the Payee or its rights hereunder; or

                     (c) the holder of any Senior Indebtedness declares a default under the agreements governing such Senior Indebtedness and accelerates the maturity thereof, unless such Senior Indebtedness is discharged in full or such acceleration is rescinded within 15 days after the declaration.

Upon the occurrence and during the continuance of a default, Payee by written notice to Maker may declare this Subordinated Note to be forthwith due and payable, and exercise all available remedies to collect all amounts owing hereunder.

                  7. Costs of Collection. In addition to any other amounts due hereunder, Maker shall pay to Payee all reasonable attorneys' fees and other costs and expenses incurred by Payee in enforcing its rights hereunder. In the event of a bankruptcy or other proceeding, such costs shall include the fees of Payee's counsel for attending meetings of creditors and otherwise participating in and advising Payee in connection with such proceedings.

                  8. Set-Off. The Maker shall be entitled to set off against any amounts owing to the Payee hereunder any amounts owing to the Maker under the Stock Purchase Agreement among the Maker, HIA and the Payee of even date herewith (the "Purchase Agreement"). Any such set-off shall be effected only as provided in this paragraph 8.

                  The Maker shall give the Payee written notice of its intent to effect a set-off, specifying the provisions of the Purchase Agreement and the facts and circumstances on the basis of which the Maker believes it has a right to recover from the Payee under the Purchase Agreement and explaining in reasonable detail the calculation of the amount of the proposed set-off. The parties shall negotiate in good faith to arrive at an agreement as to whether the Maker is entitled to recover from the Payee under the Purchase Agreement and, if so, the amount of the recovery. That agreement shall be set forth in a writing signed by the parties. If an agreement has not been reached within 15 days after the notice from the Maker, the Maker may at any time thereafter commence an arbitration under the Purchase Agreement to determine whether it is entitled to a recovery under the Purchase Agreement. During the pendency of such negotiations and any ensuing arbitration, the Maker shall continue to make payments hereunder.

                  Upon the conclusion of any such arbitration (or litigation if the parties for any reason become involved in litigation in which the Maker's right to recover under the Purchase Agreement is determined), if the Maker is determined to be entitled to recover under the Purchase Agreement, the Payee shall pay to the Maker an amount equal to all payments made under this Subordinated Note on or after the date of the Maker's notice, including principal and interest (but not to exceed the total amount that the Maker was determined to be entitled to recover), plus interest thereon at the rate of 12% per annum compounded quarterly from the date each such payment was made to the date of the payment by Payee (applying the earliest payments first if the total amount of the payments exceeds the amount that the Maker is entitled to recover). If the total amount of such payments is less than the amount the Maker is entitled to recover, the remainder shall be set off against the outstanding principal balance of this Subordinated Note (and no interest shall accrue on or after the date of the Maker's notice on the amount so set off) and, if the outstanding principal balance is not sufficient, against accrued interest. If the principal and accrued interest are not sufficient to fully satisfy the Maker's claim, the Payee shall pay the balance to the Maker as provided in the Purchase Agreement.

                  This right of set off shall be enforceable against the Payee and its successors and assigns. Any subsequent holder or assignee of this Subordinated Note shall be subject to the Maker's right of set off, notwithstanding any notice to the Maker of an assignment or other transfer hereof.

                  9. Guaranty; Security. This Subordinated Note is guaranteed by a Guaranty Agreement of even date herewith executed by HIA, as guarantor, for the benefit of the Payee (the "Guaranty"). This Subordinated Note and the performance of the obligations of HIA under the Guaranty are secured by a Stock Pledge Agreement executed by the Maker in favor of the Payee. The holder of this Subordinated Note is entitled to the benefits of the Guaranty and the Stock Pledge Agreement.

                  10. Miscellaneous. The responsibilities and duties of Payee to Maker are limited to those described in this Subordinated Note. Any waiver or forbearance under this Subordinated Note by Payee must be in writing. This Subordinated Note shall be construed under and governed by the laws of the State of Colorado. In the event litigation is commenced under this Subordinated Note, Maker waives any jurisdictional defenses and consents to the jurisdiction of the appropriate court in the State of Colorado. No delay or omission on the part of Payee in exercising any right under this Subordinated Note or other related instrument shall operate as a waiver of such right or of any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion. Maker waives presentment, protest, notice of dishonor and any other condition precedent to the enforcement of Payee of any remedy. This Subordinated Note shall be binding upon Maker and upon Maker's successors and assigns, and shall benefit Payee and his successors and assigns.

                                          CPS Distributors, Inc.,
                                          a Colorado corporation


                                          By:
                                             --------------------------------
                                             Carl J. Bentley, President






THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT
BY BRUCE J. GRINNELL, JR., IN FAVOR OF NORWEST BANK COLORADO, N.A. DATED AS OF MAY 24, 1999.

                                                                       EXHIBIT D

                               GUARANTY AGREEMENT


1.       DEBTOR:

         CPS Distributors, Inc., a Colorado corporation, 4275 Forest Street, Denver, Colorado 80216

2.       GUARANTOR:

         HIA, Inc., a New York corporation, 4275 Forest Street, Denver, Colorado 80216

3.       BENEFICIARY:

         Bruce J. Grinnell, 339 Pratt Street, Longmont, Colorado 80501

4.       INDEBTEDNESS:

         All principal, interest and other obligations of Debtor under or in respect of its Subordinated Promissory Note of even date herewith payable to Beneficiary in the principal amount of $1,177,110 and any renewals or extensions thereof (the "Note").

         THE TERMS AND CONDITIONS SET FORTH BELOW ARE A PART OF THIS
AGREEMENT.

         Dated: May 24, 1999

                                         GUARANTOR:

                                         HIA, Inc.


                                         By:
                                            ---------------------------------
                                            Alan C. Bergold, President

5. GUARANTY AND INDEMNIFICATION. For value received, Guarantor unconditionally guarantees the prompt payment of the Indebtedness when due, by reason of acceleration or otherwise, including interest on the principal amount thereof at such basic and default rates, as applicable, as are provided for in the Note. Guarantor further agrees to indemnify Beneficiary for all expenses, including without limitation reasonable attorneys' fees, court costs and related legal expenses, incurred by Beneficiary in endeavoring to collect the Indebtedness, or any part thereof, or enforcing this Guaranty. The right of recovery against Guarantor under this Guaranty is in addition to Guarantor's liability under any other obligations or guaranties of Guarantor for the benefit of Beneficiary.

6. RIGHTS OF BENEFICIARY. Guarantor hereby agrees that Beneficiary may, at his option, without the consent of Guarantor, sell, assign or transfer all, but not less than all, of the Indebtedness, in which case the subsequent holder shall have the same rights, powers and benefits hereunder as Beneficiary. Beneficiary shall give Guarantor written notice of any such assignment or transfer within a reasonable time after it is made. Guarantor further agrees that Beneficiary may, without notice to or the consent of Guarantor, (a) renew, from time to time, for any period, any Indebtedness, in whole or in part; (b) extend or accelerate or otherwise change, from time to time, the time for payment of the Indebtedness;
(c) retain or obtain, in addition to this Guaranty, a security interest in any property to secure all or any part of the Indebtedness; (d) retain the primary or secondary liability of any party in addition to Guarantor with respect to all or any part of the Indebtedness; (e) release its security interest, if any, in any property securing any of the Indebtedness, permit any substitution or exchange for any such property, or fail to perfect or continue to perfect any security interest for any such property, (f) release or compromise any liability of any other guarantor or any other party with respect to the Indebtedness or any security therefor; and (g) amend, modify, delete or add any term or condition of or to any of the Indebtedness.

7. WAIVERS BY GUARANTORS. Guarantor hereby expressly waives (a) notice of the acceptance of this Guaranty, (b) notice of the existence or creation of all or any part of the Indebtedness, (c) notice of termination as to future liability given by any other guarantor, (d) notice of demand, advertisement or notice of time or place of sale of any collateral securing any of the Indebtedness, (e) all presentments, demands for performance, notices of nonperformance, protests and all other notices whatsoever, (f) any right to require Beneficiary to proceed against Debtor or any security held in relation to the Indebtedness or to pursue any other right or remedy in Beneficiary's power, (g) any right to contest the enforcement of this Guaranty by virtue of any statute of limitations or other law varying the terms of this Guaranty, and (h) any other defense available to Guarantor at law or in equity other than payment in full of the Indebtedness.

8. EXTENT OF LIABILITY; REMEDIES. Any indebtedness of Debtor to Guarantor, if Beneficiary so requests after default in payment of the Indebtedness, shall be collected, enforced and received by Guarantor as trustee for Beneficiary, but without reducing or in any manner affecting the liability of Guarantor under any other provision of this Guaranty. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be if payment, or any part thereof, of the Indebtedness is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Debtor, Guarantor or any other person or otherwise, all as though such payment to Beneficiary had not been made. No delay or neglect on the part of Beneficiary in the exercise of any right or remedy existing under law or by virtue of this Guaranty shall operate as a waiver thereof but such rights and remedies shall continue in full force and effect until specifically waived or released by an in instrument in writing executed by Beneficiary and designated as a waiver or release, and no single or partial exercise by Beneficiary of any right or remedy shall preclude further exercise thereof or the exercise of any other right or remedy. No action of Beneficiary permitted hereunder shall in any way impair or affect this Guaranty.

9. PAYMENTS. Guarantor agrees that all payments to Beneficiary pursuant to this Guaranty shall be accompanied by written notice that such payment is made under this Guaranty. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation and hereby waives any right to enforce any remedy that Beneficiary now has or may hereafter have against Debtor, and waives any benefit of, and any right to participate in, any security now or hereafter held by Beneficiary. Upon full and final payment of all Indebtedness, Guarantor shall be subrogated to all rights of Beneficiary against Debtor in respect of the Indebtedness, including any rights as a secured party.

10. NO TERMINATION OF GUARANTY. This Guaranty shall remain in full force and effect and be binding upon Guarantor and relied upon by Beneficiary and cannot be terminated.

11. GENERAL. The terms "Debtor", "Guarantor", "Beneficiary" and "Indebtedness" are defined in paragraphs 1 through 4 respectively. Any consent, notice or other communication required or contemplated by this Guaranty shall be in writing, and if intended for Guarantor shall be deemed given if hand delivered or mailed, postage prepaid, to Guarantor at the address given on the front page of this Guaranty or at such other address to which Guarantor may have requested Beneficiary in writing to deliver communications. If intended for Beneficiary, it shall be deemed given if hand delivered or mailed, postage prepaid, to Beneficiary at the address given on the first page of this Guaranty or at such other address to which Beneficiary may have requested Guarantor in writing to deliver communications. This Guaranty shall be binding upon Guarantor and Guarantor's successors and assigns. Guarantor represents and warrants to Beneficiary that this Guaranty has been duly authorized, executed and delivered and is a binding obligation of Guarantor. All words used herein in the singular shall be deemed to have been used in the plural where the content and construction so require. This Guaranty shall be construed under and governed by the laws of Colorado. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                                                                       EXHIBIT E

                             STOCK PLEDGE AGREEMENT

Agreement made May 24, 1999, between CPS Distributors, Inc., 4275 Forest Street, Denver, Colorado 80216, referred to as Pledgor, and Bruce J. Grinnell, Jr., 339 Pratt Street, Longmont, Colorado 80501, referred to a Pledgee.

                                   SECTION ONE
                          CREATION OF SECURITY INTEREST

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby grants to Pledgee a security interest in 10,000 shares of the Class A Common Stock, no par value (the "Shares"), of Western Pipe Supply Co., Inc., a Colorado corporation (the "Company"), and the proceeds thereof (collectively, the "Collateral"), to secure all of the following (collectively, the "Obligations"): (a) the prompt payment and performance by Pledgor of its obligations under the Subordinated Promissory Note of even date herewith in the principal amount of $1,177,110 payable to Pledgee (the "Note"); (b) the prompt payment and performance by HIA, Inc., a New York corporation ("HIA"), of its obligations under the Guaranty Agreement of even date herewith executed by it for the benefit of Pledgee and guaranteeing the Note (the "Guaranty"); (c) the prompt payment and performance by Pledgor of its obligations hereunder; and (d) any and all renewals, extensions or amendments of any of the foregoing. The Shares are represented by 10 separate certificates described in Schedule A to this Agreement. Those certificates, together with duly executed blank stock powers, have been delivered to Pledgee upon the execution hereof.

                                   SECTION TWO
                                PARTIAL RELEASES

On each anniversary of the date of the Note, commencing June 24, 2000 and continuing on each June 24 thereafter, provided that all payments due under the Note through that date have been made, Pledgee shall release from the security interest granted herein the number of Shares indicated for that anniversary in Schedule A. If any payment has not been made on such anniversary, but is subsequently made, and all defaults are cured, Pledgee shall release such Shares promptly after the payment and cure. If a partial prepayment is made on the Note, Pledgee shall promptly release a number of Shares sufficient to cause the percentage of the original Shares that has been released to equal the percentage of the original principal amount of the Note that has been paid after the prepayment. Each such release shall be evidenced and effected by Pledgee returning to Pledgor certificates representing the released Shares and the related stock powers. If the Company splits the outstanding shares of its Class A Common Stock into a greater number of shares, by stock dividend or otherwise, or combines the outstanding shares of its Class A Common Stock into a smaller number of shares, all Share numbers in this Agreement shall be proportionately adjusted.

                                  SECTION THREE
                         REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants that Pledgor owns the Shares pledged, that the Shares are not subject to any lien, pledge, charge, encumbrance, security interest, or a right or option on the part of any third person to purchase or acquire such Shares or any part of them with the exception of a security interest in favor of Norwest Bank Colorado and any other security interest securing Senior Indebtedness (as defined in the Note).

                                  SECTION FOUR
                                PLEDGEE'S RIGHTS

Pledgee shall have, with respect to the Collateral, the rights and obligations of a secured party under the Colorado Uniform Commercial Code ("UCC").

                                  SECTION FIVE
                                    REMEDIES

Upon default, as defined in the Note, Pledgee shall have and may exercise all remedies available to a secured party under the UCC or otherwise provided in this Agreement or by law, subject only to the subordination provisions of the Note and any related subordination agreement. All expenses incurred in connection with any sale, assignment, or delivery of Collateral, including reasonable attorneys' fees, shall constitute part of the Obligations. If Pledgee is the purchaser at any such sale, Pledgee may pay for the Shares or any part thereof by cancelling a principal amount of the Note that is equal to the purchase price.

Prior to conducting such sale, Pledgee agrees to notify Pledgor at least fifteen days before the date of the sale. Pledgee may sell the Shares or any portion of them, without first resorting to any other property of the Pledgor. Pledgor waives any right of redemption with respect to the Shares sold.

                                   SECTION SIX
                             APPLICATION OF PROCEEDS

The proceeds from the sale of the Shares or any part thereof, upon default, shall be applied by the Pledgee as follows:

First, to the payment of the costs and expenses of collection incurred by the Pledgee, including, but not limited to, costs of any public or private sale, attorney fees, and all other reasonable expenses.

Second, to the payment of the entire amount of the principal and interests due and owed upon the Note.

Any remaining proceeds from the sale will be delivered to the Pledgor.

                                  SECTION SEVEN
                      COLLECTION OF DIVIDENDS AND INTEREST

During the term of this Agreement and while the Shares are held by the Pledgee, the Pledgor shall be entitled to receive and commingle with its general funds all dividends and other amounts that may be, or become, due on any of the Shares; provided, however, that in the event of default in the payment of the Note, the Pledgee shall be entitled to receive the dividends and other amounts due on any of the Shares and apply them toward the payment of the Note. However, Pledgee is under no obligation to collect or receive dividends and other amounts that may be or become due on any of the Shares after default.

                                  SECTION EIGHT
                                   TERMINATION

On the payment in full of the Note, Pledgee shall release his security interest in the Shares that remain pledged under this Agreement and deliver to Pledgor the stock certificates representing such Shares and the related stock powers, together with any other properties or funds delivered or received by it as part of the Collateral.

                                  SECTION NINE
                             RENEWALS OR EXTENSIONS

No renewal or extensions of the Note, and no delay in the enforcement or exercise of the rights granted the Pledgee under this Agreement shall constitute a waiver or affect the rights of the Pledgee with respect to the Shares or any part of them.

                                   SECTION TEN
                                     NOTICES

All notices or other communications by either party to this agreement must be in writing and either mailed by registered or certified mail, postage prepaid, or hand delivered to the following addresses during regular business hours:

        Pledgor:      4275 Forest Street, Denver, Colorado 80216

        Pledgee:      339 Pratt Street, Longmont, Colorado 80501

Courtesy copy: John W. Gaddis, Esq., Bernard, Lyons & Gaddis, P.C.,
                    P. 0. Box 978, Longmont, Colorado 80502-0978

                                 SECTION ELEVEN
                            AMENDMENT OR MODIFICATION

This Agreement may not be amended or modified except in writing, duly executed and signed by the parties.

                                 SECTION TWELVE
                     ADDITIONAL DOCUMENTS AND BINDING EFFECT

Pledgor stipulates that he will execute and deliver to Pledgee any and all additional documents which my be necessary to perfect the security interest given to Pledgee under this Agreement.

This Agreement shall be binding upon the parties and their representatives, heirs, successors, and assigns.

In witness whereof, Pledgor and Pledgee have executed this agreement at Denver, Colorado, the day and year first above written.


PLEDGOR:                                       PLEDGEE:


CPS Distributors, Inc.


By:
    -------------------------------------      --------------------------------
    Carl J. Bentley, President                 Bruce J. Grinnell, Jr.

                                   SCHEDULE A


                                                                       NO. OF SHARES REPRESENTED
       CERT.                                                          BY CERTIFICATE AND TO BE
        NO                              ANNIVERSARY                   RELEASED UPON ANNIVERSARY
       ----                             -----------                   --------------------------
        2                                    1                                 680
        3                                    2                                 737
        4                                    3                                 798
        5                                    4                                 865
        6                                    5                                 936
        7                                    6                                 1,014
        8                                    7                                 1,098
        9                                    8                                 1,189
       10                                    9                                 1,288
       11                                   10                                 1,395
                                                                             -------
                                                                               10,000

                                                                       EXHIBIT F


                                 [NOT PROVIDED]